UNITED STATES SECURITIES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Webster Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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March 11, 2005

To the Shareholders of
Webster Financial Corporation:

     You are cordially invited to attend the Webster Financial Corporation Annual Meeting of Shareholders to be held on Thursday, April 21, 2005, at 4:00 p.m., at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702.

     At the Annual Meeting, you will be asked: (i) to elect three directors to serve for three-year terms; (ii) to amend Webster’s 1992 Stock Option Plan; (iii) to ratify the appointment of KPMG LLP as independent auditors of Webster for the year ending December 31, 2005; and (iv) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

     The Board of Directors unanimously recommends that you vote FOR the election of all the Board’s nominees for election as directors and FOR each of the other proposals listed above. We encourage you to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting. Also enclosed is our 2004 annual report to shareholders.

     It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your common shares via a toll-free telephone number or on the Internet or you may complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope. If you attend the meeting and prefer to vote in person, you may do so.

Sincerely,

James C. Smith
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPARATIVE COMPANY PERFORMANCE
PERFORMANCE GRAPH
STOCK OWNED BY MANAGEMENT
PRINCIPAL HOLDERS OF VOTING SECURITIES OF WEBSTER
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSED AMENDMENT TO 1992 STOCK OPTION PLAN
Equity Compensation Plan Information
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
OTHER MATTERS
ANNEX A
APPENDIX A
APPENDIX B
ANNEX B

WEBSTER FINANCIAL CORPORATION
Webster Plaza
Waterbury, Connecticut 06702
800-325-2424

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 21, 2005

To the Shareholders of
Webster Financial Corporation:

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of Webster Financial Corporation (“Webster”) will be held on Thursday, April 21, 2005, at 4:00 p.m., local time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702, for the following purposes:

1.	Election of Directors. To elect three directors to serve for three-year terms (Proposal 1);

2.	Amendment of 1992 Stock Option Plan. To amend Webster’s 1992 Stock Option Plan (Proposal 2);

3.	Ratification of Appointment of Auditors. To ratify the appointment by the Board of Directors of KPMG LLP as independent auditors of Webster for the fiscal year ending December 31, 2005 (Proposal 3); and

4.	Other Business. To transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of Webster’s Board of Directors.

     The Board of Directors has fixed the close of business on February 25, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments of the meeting.

By order of the Board of Directors

James C. Smith
Chairman and Chief Executive Officer

Waterbury, Connecticut
March 11, 2005

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR COMMON SHARES VIA THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, THE INTERNET OR BY MAIL.

WEBSTER FINANCIAL CORPORATION
Webster Plaza
Waterbury, Connecticut 06702
800-325-2424

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 21, 2005

Solicitation, Voting and Revocability of Proxies

     This Proxy Statement (the “Proxy Statement”) is being furnished to the shareholders of Webster Financial Corporation, a Delaware corporation (“Webster” or the “Corporation”), as part of the solicitation of proxies by its Board of Directors from holders of its outstanding shares of common stock, par value $.01 per share (the “Common Stock”), for use at the Annual Meeting of Shareholders of Webster to be held on Thursday, April 21, 2005, at 4:00 p.m., local time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702 (the “Annual Meeting”) and at any adjournments of the meeting. The Proxy Statement, together with the enclosed proxy card, is being mailed to shareholders of Webster on or about March 11, 2005.

     The Annual Meeting has been called for the following purposes: (i) to elect three directors to serve for three-year terms (Proposal 1); (ii) to amend Webster’s 1992 Stock Option Plan (Proposal 2); (iii) to ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent auditors of Webster for the year ending December 31, 2005 (Proposal 3); and (iv) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

     If you vote using the enclosed form of proxy, your shares will be voted in accordance with the instructions indicated. Executed but unmarked proxies will be voted FOR the election of the Board’s nominees as directors, FOR amendment of the 1992 Stock Option Plan and FOR the ratification of the appointment of Webster’s independent auditors. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The proxies confer discretionary authority to vote on any matter of which Webster did not have notice at least 30 days prior to the date of the Annual Meeting.

     The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder’s proxy. A shareholder may, however, revoke a proxy at any time before it is voted (i) by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Terrence K. Mangan, Senior Vice President, Investor Relations, Webster Financial Corporation, Webster Plaza, Waterbury, Connecticut 06702, (ii) by re-voting by telephone or on the Internet, or (iii) by attending the Annual Meeting and voting in person.

     The cost of soliciting proxies for the Annual Meeting will be borne by Webster. In addition to use of the mails, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. Webster also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from those beneficial owners and will reimburse those holders for their reasonable expenses incurred in that connection. Webster also has retained Morrow & Co., Inc., a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $7,000, plus reimbursement of certain out-of-pocket expenses.

     Who Can Vote. The securities which can be voted at the Annual Meeting consist of shares of Common Stock of Webster with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares. The Board of Directors has fixed the close of business on February 25, 2005 as the record date for the determination of shareholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 11,269 holders of record of the 53,765,054 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

     Voting. If your Common Stock is held by a broker, bank or other nominee (i.e., in “street name”), you should receive instructions from that person or entity that you must follow in order to have your shares of Common Stock voted. If you hold your Common Stock in your own name and not through a broker or another nominee, you may vote your shares of Common Stock:

•	by using the toll-free telephone number listed on the proxy card,

•	by using the Internet website listed on the proxy card,

•	by signing, dating and mailing the proxy card in the enclosed postage-paid envelope, or

•	by attending the Annual Meeting and voting in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Common Stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors.

     Vote by Telephone. If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote your shares of Common Stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 8:00 a.m. (E.D.T.) on April 21, 2005. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

     Vote by Internet. If you hold your Common Stock in your own name and not through your broker or another nominee, you can choose to vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 8:00 a.m. (E.D.T.) on April 21, 2005. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

     Vote by Mail. You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage paid envelope.

     The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote. The affirmative vote of the majority of the votes cast is required to amend the 1992 Stock Option Plan, and to ratify the appointment of the Corporation’s independent auditors. Shareholders’ votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

     A copy of our annual report to shareholders for the fiscal year ended December 31, 2004 and a copy of our annual report on Form 10-K accompany this Proxy Statement. Webster is required to file an annual report on Form 10-K for its 2004 fiscal year with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K by writing to Terrence K. Mangan, Senior Vice President, Investor Relations, Webster Financial Corporation, Webster Plaza, Waterbury, Connecticut 06702. Our 2004 annual report to shareholders and our Form 10-K also are available on our website, www.wbst.com.

ELECTION OF DIRECTORS

(Proposal 1)

     At the Annual Meeting, three directors will be elected to serve for three-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

     The Board of Directors currently consists of 10 members, and is divided into three classes, which are composed of three, three, and four directors, respectively. The term of office of one class of directors expires in each year, and their successors are elected for terms of up to three years and until their successors are elected and qualified.

Information as to Nominees and Other Directors

     The following table sets forth the names of the Board of Directors’ nominees for election as directors and the current directors of Webster. Also set forth is certain other information with respect to each such person’s age at December 31, 2004, the periods during which such person has served as a director of Webster and positions currently held with Webster and its wholly owned subsidiary, Webster Bank, National Association (“Webster Bank”).

				Positions
				Held with
	Age at	Director	Expiration	Webster and	Committee
	12/31/2004	Since	of Term	Webster Bank	Membership

Director Nominees for a Three-Year Term:

George T. Carpenter	64	1998	2005	Director	Executive; Compensation

John J. Crawford	60	1996	2005	Lead Director	Executive; Nominating and Corporate Governance (Chairman); Compensation

C. Michael Jacobi	62	1993	2005	Director	Executive; Audit (Chairman)

Directors:

Joel S. Becker	56	1986	2007	Director	Executive; Compensation (Chairman)

William T. Bromage	59	2001	2007	President, Chief	—
				Operating Officer and Director; Vice Chairman of Webster Bank

Roger A. Gelfenbien	61	2003	2006	Director	Audit; Compensation

Robert A. Finkenzeller	54	1986	2006	Director	Audit; Nominating and Corporate Governance

Laurence C. Morse	53	2004	2006	Director	Audit; Nominating and Corporate Governance

James C. Smith	55	1986	2007	Chairman, Chief Executive Officer and Director	Executive (Chairman)

Robert F. Stoico	64	2004	2007	Chairman and Chief Executive Officer of Webster Bank, Massachusetts and Rhode Island Region	—

     Joel S. Becker is Chairman of the Board and Chief Executive Officer of Torrington Supply Co., Inc., a Waterbury, Connecticut based wholesale distributor of plumbing, heating, and industrial pipe valve and fitting supplies to contractors and industry. Mr. Becker is Chairman of the Compensation Committee and a member of the Executive Committee.

     William T. Bromage is President, Chief Operating Officer and a director of Webster and Webster Bank and Vice Chairman of Webster Bank. Mr. Bromage was elected President in April 2000 and Chief Operating Officer in January 2002. From September 1999 to April 2000, he served as Senior Executive Vice President, Business Banking and Corporate Development of Webster and Webster Bank. From May 1996 to August 1999, Mr. Bromage served as Executive Vice President, Business Banking of Webster and Webster Bank.

     George T. Carpenter has been President and Treasurer of S. Carpenter Construction Co. and Carpenter Realty Co. since 1977, which firms are headquartered in Bristol, Connecticut. Mr. Carpenter is a director of the Barnes Group, Inc., a manufacturer of springs and aircraft parts and a distributor of automobile parts, which is headquartered in Bristol, Connecticut. Prior to the acquisition of Eagle by Webster in April 1998, Mr. Carpenter served as a director of Eagle since 1988 and a director of Eagle Bank or one of its predecessors since 1972. Mr. Carpenter is a member of the Executive Committee and the Compensation Committee.

     John J. Crawford is President of Strategem LLC, a New Haven, Connecticut based company which provides consulting services to the business and not-for-profit community on business and financial strategies. Mr. Crawford served as President, Chief Executive Officer and a director of Aristotle Corporation, a Connecticut based education training company, from October 1992 through December 2002. Mr. Crawford continues to serve on the Board of Directors of Aristotle Corporation. From 1994 until December 2000, he served as President and Chief Executive Officer of the South Central Connecticut Regional Water Authority, New Haven, Connecticut. Mr. Crawford is Lead Director, Chairman of the Nominating and Corporate Governance Committee, and a member of the Executive Committee and the Compensation Committee.

     Robert A. Finkenzeller is President of Eyelet Crafters, Inc., a Waterbury, Connecticut based company that manufactures deep drawn metal parts for the cosmetics, writing instrument and drapery hardware fields. Mr. Finkenzeller has held this position since 1990. Mr. Finkenzeller is a member of the Nominating and Corporate Governance Committee and the Audit Committee.

     Roger A. Gelfenbien was the Managing Partner in Andersen Consulting’s (now Accenture) Hartford, Connecticut office from 1989 until his retirement in 1999. His experience with Andersen Consulting included participation on engagements for several State of Connecticut agencies, local governments, insurance companies and banks. He served as Chairman of the University of Connecticut Board of Trustees from July 1997 to June 2003 and participated in the development of UConn 2000, a major state-funded capital program with the purpose of revitalizing the University and its main campus. Mr. Gelfenbien is a member of the board of trustees of The Phoenix Edge Series Fund and USAllianz Variable Insurance Product Trust. Mr. Gelfenbien is a member of the Audit Committee and the Compensation Committee.

     C. Michael Jacobi is President, Chief Executive Officer and a director of Katy Industries, Inc., a public company headquartered in Middlebury, Connecticut engaged in the design, manufacture and distribution of maintenance and electrical products. Mr. Jacobi has been associated with Katy Industries since June 2001. From October 1999 until April 2000 he was Chairman of Timex Watches Limited (India), a public company headquartered in New Delhi, India and from July 1999 until April 2000 he was Chairman and Chief Executive Officer of Beepware Paging Products, L.L.C., Waterbury, Connecticut, a company jointly owned by Timex Corporation and Motorola, Inc. Mr. Jacobi served as President, Chief Executive Officer and a director of Timex Corporation, headquartered in Middlebury, Connecticut from December 1993 to August 1999. Mr. Jacobi is a certified public accountant. He is a member of the board of directors and chairman of the audit committee of Corrections Corporation of America (CCA), a publicly held company headquartered in Nashville, Tennessee engaged in the ownership and management of prisons for the federal, state and local governments and is a member of the board of directors of Invisible Technologies, Inc., a privately held company headquartered in Garrett, Indiana engaged in the design, manufacture and distribution of electronic training products for sporting dogs and pet companion dogs under the brand names Innotek and Invisible Fence. He is Chairman of the Audit Committee and a member of the Executive Committee.

     Laurence C. Morse is the co-founder and co-managing partner of Fairview Capital Partners, Inc., in Farmington, Connecticut, an investment management firm established in 1994 that oversees venture capital funds, some of which invest capital in venture capital partnerships and similar investment vehicles that provide capital primarily to minority-controlled companies. Mr. Morse is a former director and chairman of The National Association of Investment Companies, a private, not-for-profit trade association that represents 40 private equity and specialty finance investment firms. Mr. Morse is a member of the Audit Committee and the Nominating and Corporate Governance Committee.

     James C. Smith is Chairman, Chief Executive Officer and a director of Webster and Webster Bank, having been elected Chairman in 1995 and Chief Executive Officer in 1987. Mr. Smith joined Webster Bank in 1975, and was elected President, Chief Operating Officer and a director of Webster Bank in 1982 and of Webster upon its formation in 1986. Mr. Smith served as President of Webster and Webster Bank until April 2000. Mr. Smith represents the first district of the Federal Reserve Bank System as a member of the Federal Advisory Council. Mr. Smith serves as a member of the Executive Committee of the Connecticut Bankers Association. Mr. Smith served as a member of the Board of Directors of the American Bankers Association from 1999 to 2002, and served as Chairman of the ABA’s Corporate Governance Task Force the following year. He is a director of MacDermid, Incorporated (NYSE: MRD), which develops, manufactures, and services specialty chemicals and systems. He serves on the boards of St. Mary’s Hospital and the Palace Theater Group, Inc., both located in Waterbury, Connecticut. Mr. Smith served as co-chair of the Governor’s Council on Economic Competitiveness and Technology in Connecticut from 1998 until 2004. He is active in numerous community and economic development organizations. Mr. Smith is Chairman of the Executive Committee.

     Robert F. Stoico is Chairman and Chief Executive Officer of Webster Bank, Massachusetts and Rhode Island Region. Mr. Stoico served as Chairman, President and Chief Executive Officer of FIRSTFED AMERICA BANCORP, located in Swansea, Massachusetts from 1996 until May 2004, when it was acquired by Webster Financial Corporation. He was President and Chief Executive Officer of First Federal Savings Bank of America from 1997 until May 2004. Mr. Stoico is a certified public accountant. Over his career Mr. Stoico has served in many roles within the banking industry and is active in many community and civic affairs.

     The Board of Directors recommends that shareholders vote FOR the election of all of its director nominees.

CORPORATE GOVERNANCE

General

     The business and affairs of Webster are managed under the direction of the Board of Directors. Members of the Board are kept informed of Webster’s business through discussions with the Chairman of the Board and Webster’s other executive officers, by reviewing materials provided to them and by participating in meetings and strategic planning sessions of the Board and its committees. The Board is also kept apprised by the Chairman of the Board and management of continuing educational programs on corporate governance and fiduciary duties and responsibilities. In addition, new directors of Webster participate in an orientation program which is designed to familiarize them with Webster’s business and operations, and with their duties as directors under applicable laws and regulations. Each member of the Board also serves as a director of Webster Bank.

     Webster believes in the importance of sound and effective corporate governance. Over the years Webster has forged an explicit link between its corporate culture and corporate governance by identifying its core values, communicating them and living them every day. With uncompromising commitment to its core principles, Webster continues to add value for its customers, shareholders, employees and the communities it serves. The Board has adopted corporate governance practices and policies which the Board and senior management believe promote this philosophy.

Director Independence

     The Board of Directors has determined that, except as noted below, all of the members of the Board are “independent directors” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange. The Board of Directors based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the Board of Directors.

     Mr. Smith and Mr. Bromage are not considered independent because they are executive officers of Webster and Webster Bank, and Mr. Stoico is not considered independent because he is an executive officer of Webster Bank.

Executive Sessions of Non-Management Directors

     Webster’s Corporate Governance Policy requires the non-management directors to meet at least twice a year in executive session. Webster’s Corporate Governance Policy provides that the Board of Directors shall appoint a non-management director to serve as the lead director of the Board of Directors for a one-year term, or until a successor is appointed. The lead director presides over the executive sessions of outside directors and assists and advises the Chairman of the Board. During fiscal year 2004, Mr. John J. Crawford served as the lead director.

Board of Director and Committee Meetings

     During 2004, Webster held 12 meetings of its Board of Directors. Each incumbent director attended at least 75 percent of the aggregate of (i) the total number of meetings held by the Board of Directors during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the individual served during the period that the individual served.

Committees of the Board of Directors; Code of Business Conduct and Ethics and Corporate Governance Guidelines

     The Board of Directors has established four standing committees. The standing committees are the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee. The Board of Directors has adopted a charter for each of these committees, as well as corporate governance guidelines that address the make-up and functioning of the Board of Directors and qualification guidelines for board members. The Board of Directors has also adopted a code of business conduct and ethics that applies to all employees, officers and directors. Each employee, officer and director participates in an annual training session that focuses on topics covered by our code of business conduct and ethics. The training reinforces our core values and our commitment to full compliance with applicable laws and regulations. You can find links to these materials on the Corporation’s website at: www.wbst.com.

     You can also obtain a printed copy of any of the materials referred to above, without charge, by contacting us at the following address:

Webster Financial Corporation
Webster Plaza
Waterbury, Connecticut 06702
Attn: Harriet Munrett Wolfe, Esq.
Executive Vice President, General Counsel and Secretary

     The Board of Directors has determined that all of the Directors who serve on the Audit, Compensation, and Nominating and Corporate Governance committees are “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange.

Audit Committee

     The Board of Directors has appointed a standing Audit Committee that oversees the Corporation’s financial reporting process, the system of internal financial and accounting controls, the audit process, and compliance with applicable laws and regulations. The Audit Committee reviews the Corporation’s annual financial statements, including management’s discussion and analysis, and regulatory examination findings. The Audit Committee recommends the appointment of independent auditors and is responsible for the oversight of the Corporation’s independent auditors. A copy of the Audit Committee’s charter which has been adopted by the Board of Directors is attached as Annex A to this Proxy Statement. The Audit Committee’s charter is also available on the Corporation’s website at: www.wbst.com. During 2004, the Audit Committee held 9 meetings. The members of the Audit Committee currently are Messrs. Jacobi (Chairman), Finkenzeller, Gelfenbien and Morse. Each of the members of the Audit Committee meets the independence requirements of the rules of the New York Stock Exchange and applicable rules and regulations of the Securities and Exchange Commission. The Board of Directors has determined that each of the members of the Audit Committee is financially literate and that Mr. Jacobi is an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K, and “independent” for purposes of current New York Stock Exchange listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

Compensation Committee

     The Board of Directors has appointed a Compensation Committee. The Committee reviews employee compensation on an annual basis and makes recommendations to the non-employee members of the Board of Directors regarding compensation, including the granting of stock options and restricted stock under Webster’s 1992 Stock Option Plan, and administered Webster’s Qualified Performance-Based Compensation Plan. The Committee also makes recommendations to the non-employee members of the Board of Directors concerning long-term incentive awards. All recommendations of the Compensation Committee regarding the compensation and long-term incentive awards of executive officers are subject to approval by the non-employee members of Webster’s Board of Directors which has ultimate responsibility over such matters. During 2004, the Compensation Committee held 5 meetings. The members of the Compensation Committee currently are Messrs. Becker (Chairman), Carpenter, Crawford, Gelfenbien and Dr. Bizzozero. Dr. Bizzozero is a member of the Board of Directors of Webster Bank.

Nominating and Corporate Governance Committee

     The Board has appointed a Nominating and Corporate Governance Committee that has overall responsibility for recommending corporate governance process and board operations for the Corporation. The Nominating and Corporate Governance Committee identifies director candidates, reviews the qualifications and experience of each person considered as a nominee for election or reelection as a director, and recommends director nominees to fill vacancies on the Board and for approval by the Board of Directors and the shareholders. During 2004, the Nominating and Corporate Governance Committee held 2 meetings. The members of the Nominating and Corporate Governance Committee are Messrs. Crawford (Chairman), Finkenzeller, McCarthy and Morse. Mr. McCarthy is a member of the Board of Directors of Webster Bank.

Director Qualifications and Nominations

     The Board of Directors believes that it should be composed of directors with diverse experience in business and in areas that are relevant to the Corporation, and that directors should, at a minimum, possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of the shareholders. Directors should also have an objective perspective and practical wisdom, and should be willing and able to devote the required amount of time to Webster’s business.

     When considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee takes into account a number of factors, including the following:

•	Independence from management;

•	Judgment, skill, integrity and reputation;

•	Relevant specific industry experience;

•	Age, gender and ethnic background;

•	Current position with another business or entity;

•	Potential conflicts of interests with other pursuits; and

•	Existing ties to the Corporation’s and Bank’s markets.

     When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others, including third party search firms. The Committee will review the qualifications and experience of each candidate. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

     Webster’s Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of Webster. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Webster not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders. If less than 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received by Webster not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on February 14, 2005 and by filing a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission on February 15, 2005. The Nominating and Corporate Governance Committee will consider candidates for director suggested by shareholders applying the criteria for candidates described above and considering the additional information required by Article III, Section 13 of Webster’s Bylaws, which must be set forth in a shareholder’s notice of nomination. Section 13 of Webster’s Bylaws requires that the notice include: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Webster which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving notice (i) the name and address, as they appear on Webster’s books, of such shareholder and (ii) the class and number of shares of Webster which are beneficially owned by such shareholder. In considering any nominees for directors recommended by a shareholder, the Nominating and Corporate Governance Committee considers, among other things, the same factors set forth above.

Compensation of Directors

     During 2004, each non-employee director of Webster received an annual retainer of 459 shares of Webster Common Stock pursuant to the 2001 Directors Retainer Fees Plan, which provides for the payment of annual retainer fees to non-employee directors in shares of Common Stock as adopted by shareholders at the 2001 Annual Meeting (the “Fees Plan”). In addition, Mr. Morse received an additional 114 shares since he served an additional three months without compensation. Under the Fees Plan, each non-employee director is granted shares of Common Stock equal to the annual retainer (currently $20,000) divided by the average four quarter value as of the grant date. The average four quarter value is based on the average of the closing prices of Common Stock at the end of the four calendar quarters preceding the grant date, which is the date of each annual meeting of shareholders. Shares of Common Stock granted under the Fees Plan are subject to vesting requirements and other substantial risks of forfeiture.

     In addition, during 2004, each non-employee director received $1,250 for each Webster or Webster Bank Board meeting attended, $1,000 for each committee meeting attended and $625 for each telephonic Webster or Webster Bank Board meeting and $500 for each telephonic committee meeting called by Webster. Each non-employee director of both Webster and Webster Bank received a total of $1,750 for separate Board meetings of Webster and Webster Bank that were held on the same day.

     In 2004, the Chairman of the Audit Committee received an annual retainer of $10,000 and the Chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee received annual retainers of $5,000 each. The Lead Director received an annual retainer of $20,000.

     Non-employee directors of Webster receive no other additional compensation for serving as directors or committee members of Webster Bank. Employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster or its subsidiaries.

     Directors are eligible to participate in Webster Bank’s nonqualified deferred compensation plan. Under the terms of the plan, director participants may elect to defer all or any portion of their directors’ fees. Deferred amounts are credited by Webster Bank to bookkeeping reserve accounts for each participant. Such accounts, plus accrued interest, are payable upon termination of service, disability or death of the participant, in a lump sum or in ten annual installments at the participant’s election.

     The Board of Directors of Webster adopted in 1992, with shareholder approval, the 1992 Stock Option Plan for the benefit of directors, officers and other full-time employees of Webster and its subsidiaries. Options granted to non-employee directors in 2004 may be exercised at any time after one year from the date of grant. During 2004, each non-employee director of Webster received a discretionary option grant under the 1992 Stock Option Plan of 4,000 shares. During 2004, each non-employee director of Webster Bank, who was not also a director of Webster, received a discretionary option grant under the 1992 Stock Option Plan of 2,000 shares.

     The Board of Directors of Webster established stock ownership guidelines for non-employee directors in 2004 to more closely align non-employee directors’ interests with those of the Corporation’s shareholders. The guidelines require non-employee directors to own Webster common stock with a market value equal to at least $100,000. Non-employee directors who do not meet the guidelines agree to hold all long-term incentives which include vested restricted stock and exercised stock options (net of taxes) until they achieve the required ownership threshold of Webster common stock.

Shareholder Communications with Directors

     The Corporation’s shareholders who want to communicate with the Board of Directors or any individual Director can write to:

Webster Financial Corporation
Lead Director of the Board of Directors
P.O. Box 1074
170 Orange Street
New Haven, CT 06504

All communications received (except for communications that are primarily commercial in nature or relate to an improper or irrelevant topic) will be forwarded to the full Board.

Director Attendance at Annual Meetings

     Webster typically schedules a meeting of the Board of Directors in conjunction with the annual meeting and expects that the Board of Directors will attend, absent a valid reason, such as a previously scheduled conflict. Last year all of the individuals then serving as directors attended the annual meeting.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Named Executive Officers of Webster Financial Corporation

     The following table sets forth information regarding the named executive officers of Webster Financial Corporation at December 31, 2004.

	Age as of
Name	December 31, 2004	Positions with Webster and Webster Bank

William T. Bromage	59	President and Chief Operating Officer and Director; Vice Chairman, Webster Bank

Jeffrey N. Brown	47	Executive Vice President, Marketing and Communications

William J. Healy	60	Executive Vice President and Chief Financial Officer

Joseph J. Savage	52	Executive Vice President, Commercial Banking

James C. Smith	55	Chairman, Chief Executive Officer and Director

Provided below is biographical information for each of Webster’s named executive officers, other than Messrs. Bromage and Smith. For information regarding Messrs. Bromage and Smith, see “Election of Directors — Information as to Nominees and Other Directors.”

Jeffrey N. Brown is Executive Vice President of Marketing and Communications of Webster and Webster Bank. Mr. Brown was elected Executive Vice President of Marketing and Communications for Webster in March 2004. He has served as Executive Vice President of Marketing and Communications of Webster Bank since joining Webster Bank in 1996.

William J. Healy is Executive Vice President and Chief Financial Officer of Webster and Webster Bank, positions he has held since March 2001. Prior to joining Webster, Mr. Healy was the Executive Vice President and Chief Financial Officer for Summit Bancorp, a bank holding company in Princeton, New Jersey.

Joseph J. Savage is Executive Vice President of Webster Financial Corporation and Executive Vice President, Commercial Banking for Webster Bank. He joined Webster in April 2002. Prior to joining Webster, Mr. Savage was Executive Vice President of the Communications and Energy Banking Group for CoBank in Denver, Colorado from 1996 to April 2002.

Executive Compensation

     The following table sets forth the compensation paid by Webster or Webster Bank for services rendered in all capacities to Webster and its subsidiaries during 2004, 2003, and 2002 to the Chief Executive Officer of Webster and to each of the other four most highly compensated executive officers of Webster serving at December 31, 2004 (the “named executive officers”). Webster has not granted any stock appreciation rights to its executive officers.

Summary Compensation Table

						Long-Term
						Compensation Awards
							Securities
							Underlying
Name and		Annual Compensation				Restricted Stock	Options/	All Other
Principal Positions	Year	Salary ($)		Bonus ($)		Award(s) ($) (c)	SARs (#)	Compensation ($)(d)

James C. Smith	2004	$724,029		$585,000	(b)	$405,098	60,707	$96,097
Chairman, Chief Executive	2003	722,250	(a)	611,800		449,032	65,728	84,086
Officer and Director	2002	619,000		557,100		324,513	62,525	77,052

William T. Bromage	2004	$443,846		$312,800	(b)	$200,961	30,113	$53,249
President and Chief Operating	2003	413,019	(a)	276,000		200,466	29,343	$46,895
Officer and Director	2002	359,000		269,300		156,842	30,219	38,854

William J. Healy	2004	$299,942		$178,500	(b)	$104,847	15,711	$35,689
Executive Vice President and	2003	307,789	(a)	127,780		79,394	11,619	$34,102
Chief Financial Officer	2002	286,000		200,200		99,959	19,259	25,534

Joseph J. Savage	2004	$258,631		$160,650	(b)	$67,831	10,165	$112,053
Executive Vice President,	2003	259,038	(a)	221,163		94,504	11,004	$17,644
Commercial Banking (e)	2002	153,231		104,500		134,472	21,496	30,053

Jeffrey N. Brown	2004	$214,477		$138,922	(b)	$45,055	6,749	$25,516
Executive Vice President,	2003	205,154	(a)	166,420		56,489	6,972	36,777
Marketing and Communications	2002	189,215		173,500		39,859	7,677	11,490

(a)	Actual salary paid in calendar year 2003 varies from annual salary rate due to timing of pay cycles and the occurrence of an extra pay period in 2003. The annual base salary rates for Messrs. Smith, Bromage, Healy, Savage and Brown were $700,000, $400,000, $297,000, $250,000 and $198,000, respectively.

(b)	Mr. Smith received a bonus under the Qualified Performance-Based Compensation Plan of $585,000, representing 85% of the target percent of annual salary amount. Messrs. Bromage, Healy, Savage and Brown received bonuses under the Annual Incentive Plan of $312,800, $178,500, $160,650 and $138,922, respectively. The bonuses were paid in cash.

2004 Bonuses
(Dollars in Thousands)

	Target %
	of Annual		Total	Cash
Name	Salary	Target $	Bonus	Payment

James C. Smith	95.0%	$688.3	$585.0	$585.0
William T. Bromage	80.0%	$368.0	$312.8	$312.8
William J. Healy	70.0%	$210.0	$178.5	$178.5
Joseph J. Savage	65.0%	$168.2	$160.7	$160.7
Jeffrey N. Brown	65.0%	$139.6	$138.9	$138.9

The general terms of the Qualified Performance-Based Compensation Plan and the Annual Incentive Plan are described below in “Compensation Committee Report on Executive Compensation.”

(c)	Granted under the 1992 Stock Option Plan. As of December 31, 2004, the executive officers held the following shares of unvested restricted stock: Mr. Smith, 40,993 shares with a value of $2,075,886; Mr. Bromage, 19,560 shares with a value of $990,518; Mr. Healy, 10,835 shares with a value of $548,684; Mr. Savage, 7,095 shares with a value of $359,291; and Mr. Brown, 4,664 shares with a value of $236,185. The values of these shares are based on the closing price of the Corporation’s Common Stock on the New York Stock Exchange of $50.64, on December 31, 2004. Dividends are paid on a quarterly basis.

(d)	All Other Compensation includes amounts contributed or allocated, as the case may be, to the Webster Bank 401(k) plan (the “401(k) Plan”), the Webster Bank non-contributory employee stock ownership plan (the “ESOP”), the supplemental matching contributions account of the Webster Bank nonqualified supplemental retirement plan, and cash dividends paid on restricted stock on behalf of each executive officer. It also includes a car allowance for each executive officer, a premium on a term life insurance policy for Mr. Smith and $77,649 paid to Mr. Savage for relocation expenses. For 2004 matching contributions made by Webster Bank to the 401(k) Plan on behalf of Messrs. Smith, Bromage, Healy, Savage and Brown were $6,950, $6,950, $6,950, $6,950 and $6,950, respectively. In 2004, no shares of Webster common stock were allocated pursuant to the ESOP. Webster Bank also allocated to the supplemental matching contributions accounts of Messrs. Smith, Bromage, Healy, Savage and Brown, $38,200, $17,870, $8,000, $11,580 and $5,970, respectively, pursuant to the Webster Bank nonqualified supplemental retirement plan. In 2004, Messrs. Smith, Bromage, Healy, Savage and Brown received cash dividends on restricted stock of $35,126, $16,659, $9,939, $5,074 and $3,873, respectively.

(e)	Mr. Savage joined Webster on April 24, 2002.

Deferred Compensation

     Executive officers and directors are eligible to participate in Webster Bank’s nonqualified deferred compensation plan. Under the terms of the plan, executive officer participants may elect to defer up to 25% of their base pay and up to 100% of their bonuses. Director participants may elect to defer up to 100% of their cash directors’ fees. Deferral accounts are indexed to net rates of return in mutual fund portfolios chosen by each participant. (Participants had the opportunity to make an irrevocable election to have money that they deferred prior to 2004, continue to accrue monthly interest based on the ten year Treasury rate plus 100 basis points.) Deferred amounts are credited by Fidelity Investments to accounts for each participant. Such accounts, plus accrued interest, are payable upon death, disability, termination of service or a specified date that is at least five years from the year of deferral. Distribution elections may be paid in a lump sum or in ten annual installments, except in the case of disability, where lump sum distribution is required.

	Type of			Change in Value
Name	Deferral	Amount Deferred	Date Deferred	Through 12/31/04	Total

James C. Smith	Portion of Bonus	$7,500	2/4/88	$14,329	$21,829

Roger A. Gelfenbien	Director’s Fees	$20,250	Monthly during 2004	$893	$21,143

C. Michael Jacobi	Director’s Fees	$126,827	Monthly during 2000	$19,948	$146,775
			- 2004

Option Grants

     The following table contains information with respect to grants of stock options to each of the named executive officers during the year ended December 31, 2004.

Option Grants during 2004

	Individual Grants (a)
	Number of	% of Total
	Securities	Options
	Underlying	Granted to
	Options	Employees	Exercise	Expiration	Grant Date
Name	Granted (#) (b)	in Fiscal Year	Price ($/sh)	Date	Present Value ($) (c)

James C. Smith	60,707	14.5%	$49.62	12/20/2014	$954,921
William T. Bromage	30,113	7.19%	49.62	12/20/2014	473,677
William J. Healy	15,711	3.75%	49.62	12/20/2014	247,134
Joseph J. Savage	10,165	2.43%	49.62	12/20/2014	159,895
Jeffrey N. Brown	6,749	1.61%	49.62	12/20/2014	106,162

(a)	All option grants were made at 100% of the fair market value of the Common Stock on the date of grant. Options not immediately exercisable may become exercisable in full, or with respect to certain option grants, in part, under certain circumstances when a “change in control” of Webster or Webster Bank has occurred.

(b)	Options will become exercisable based on the following vesting schedule: one-fourth vests after one year; one-fourth vests after two years; one-fourth vests after three years and the remaining one-fourth vests after four years.

(c)	Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an employee may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an employee will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on assumptions as to variables such as the expected term of the option, the risk-free interest rate for the expected term of the option (based upon the rate available on the date of grant on a zero-coupon U.S. government issue), stock price volatility (based on the Corporation’s historical stock price over a range of years), and the expected future estimated dividend yield (based upon the dividend yield at date of grant).

Option Exercises and Holdings

     The following table sets forth information with respect to each of the named executive officers concerning the exercise of stock options during 2004 and the value of all unexercised options held by each of such individuals at December 31, 2004.

Aggregated Option Exercises in 2004
and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options at
	Acquired on	Value	December 31, 2004 (#)		December 31, 2004 ($) (a)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

James C. Smith	17,451	$715,491	987,795	141,265	$21,149,669	$814,280
William T. Bromage	—	—	251,796	318,725	6,337,629	385,079
William J. Healy	—	—	41,635	34,054	169,252	214,829
Joseph J. Savage	—	—	8,812	33,853	111,221	266,484
Jeffrey N. Brown	—	—	49,182	15,816	1,196,279	88,177

(a)	Based on the closing sales price of Webster Common Stock on the New York Stock Exchange on December 31, 2004 of $50.64, less the exercise price, of all unexercised stock options having an exercise price less than such market value.

Retirement Plans

     Webster Bank maintains a defined benefit pension plan (the “Pension Plan”) for eligible employees of Webster Bank and affiliated companies that have adopted the Plan. The Pension Plan is a qualified plan under the Internal Revenue Code of 1986, as amended (the “Code”), and complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended. All employees are eligible to participate in the Pension Plan upon attaining age 21 and completing one year of service.

     Benefits under the Pension Plan are funded solely by contributions made by Webster Bank. Under the Pension Plan’s benefit formula, a participant’s monthly normal retirement benefit will equal the sum of: (a) his or her accrued benefit as of December 31, 1986 (adjusted through August 31, 1996 to reflect certain future increases in compensation), plus (b) the sum of 2% of the participant’s monthly compensation for each year of credited service beginning on or after January 1, 1987 through August 31, 2004, plus (c) the sum of 1.25% of the participant’s monthly compensation if the participant has less than 10 years of credited service at the beginning of the year, or 1.50% of the participant’s monthly compensation if the participant has 10 or more years of credited service at the beginning of the year, for each year of credited service beginning on or after September 1, 2004. In general, benefits may not be based on more than 30 years of credited service. The normal form of benefit is a life annuity for the participant’s lifetime. A Pension Plan participant becomes 100% vested in the benefits under the Pension Plan upon completion of five years of service. Benefit payments to a participant or beneficiary may commence upon a participant’s early retirement date (age 55), normal retirement date (generally age 65), deferred retirement date or death. Participants may elect to receive their benefits in one of several optional forms, including a lump sum or periodic payments during the participant’s lifetime or during the lifetime of the participant and his or her surviving spouse or designated beneficiary. The lump sum option has been eliminated for benefits earned after January 26, 1998.

     Webster Bank also maintains a 401(k) Plan for eligible employees of Webster Bank and those affiliated companies that have adopted the Plan. The 401(k) Plan is a qualified plan under the Code, and complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended. All employees are eligible to participate in the 401(k) Plan upon attaining age 21 and completing three months of service.

     Eligible employees are permitted to have Webster or the applicable subsidiary contribute up to 25% of their pay into the 401(k) Plan on a pre-tax basis. These pre-tax contributions cannot exceed the dollar limit established by the Code ($14,000 in 2005, but subject to future cost of living increases) and Highly Compensated Employees, as defined by the Code, are limited to contributing no more than 9% of their pay. The Bank matches the employee’s contributions on a dollar for dollar basis for the first 2% of pay the employee contributes, and fifty cents on the dollar for the next 6% of pay the employee contributes. A three year vesting schedule applies to matching contributions. Participating employees who are age 50 or older by the last day of the year may contribute an additional $4,000 (subject to future cost of living increases) to the plan if they first contribute the maximum allowed. All contributions to the plan must pass the Code’s various discrimination tests.

     The Board of Directors of Webster Bank has adopted a nonqualified supplemental retirement plan (the “Supplemental Plan”), which was amended and restated effective January 1, 2003 for certain management and other highly compensated employees who are also participants in the Pension Plan. The Supplemental Plan provides supplemental retirement income benefits that are not currently available because annual compensation in excess of $210,000 (subject to cost of living increases) may not be used in the calculation of retirement benefits under the Code and because annual pension benefits are currently subject to a maximum of $170,000 (subject to cost of living increases). Annual compensation for both the Pension Plan and the Supplemental Plan is defined generally as base pay, overtime, commissions, and bonuses (including bonuses for which the participant has deferred to a future year). In place of the pension formula in the qualified and nonqualified plan, the current Chairman and CEO and the current President receive a benefit at age

65 equal to 60% of the average of the highest compensation during five consecutive calendar years, reduced by benefits from the Pension Plan, Social Security, and the pension plan of prior employers. It is also reduced in the event of retirement before age 65. Benefits under the Supplemental Plan are payable in monthly installments.

     The following table shows the estimated annual retirement benefits, and their associated lump sum value, for each of the participants assuming that his employment with Webster Bank continues to age 65, at which time the executive retires, and pay continues at 2004 levels.

Benefit Payable at age 65 assuming employment
continues to Normal Retirement

Executive	Qualified Pension	SERP	Total	Present Value of Total Benefit*

James C. Smith	$110,520	668,050	$778,570	$4,847,900
William T. Bromage	49,280	306,840	356,120	2,688,900
William J. Healy	26,000	26,780	52,780	418,500
Joseph J. Savage	45,290	51,940	97,230	465,200
Jeffrey N. Brown	86,360	62,140	148,500	527,300

*This is the present value as of 12/31/2004 of the total projected benefit.

     In addition, the Supplemental Plan also provides certain management and other highly compensated employees who are participants in the 401(k) Plan with supplemental matching contributions. Annual compensation for both plans is generally base pay, overtime, bonuses, and commissions received. The supplemental matching contribution equals the matching contribution that would have been received in the qualified 401(k) Plan if there were no IRS compensation or deferral limits, less the maximum matching contribution actually received. The annual allocations to the supplemental matching accounts of the participants in this plan are included in the Summary Compensation Table. See Executive Compensation – Summary Compensation Table. The following table provides the account balance for each of the participants in the qualified 401(k) Plan and Supplemental Plan.

Executive	Qualified 401(k) *	Supplemental 401(k)	Total

James C. Smith	$4,277,086	$346,592	$4,623,677
William T. Bromage	268,385	96,666	365,051
William J. Healy	61,219	26,629	87,848
Joseph J. Savage	34,759	12,376	47,135
Jeffrey N. Brown	220,257	35,616	255,873

*Includes balance from the prior ESOP (which is part of the qualified 401(k) Plan).

Agreements with Executive Officers

Non-Competition Agreements

     Webster entered into Non-Competition Agreements with each of Messrs. Smith, Bromage, Healy, Savage and Brown, effective January 31, 2005. The Non-Competition Agreements generally provide that during and after employment at Webster, all confidential information relating to Webster or any of its affiliates and their respective businesses made known to the executive while employed at Webster shall be Webster’s exclusive property and shall not, without prior written consent of Webster, be disclosed to third parties or used to the executive’s advantage or the detriment of Webster. Each Non-Competition Agreement also provides that while each executive is employed and for a period of one year after termination, he will not, without the prior written consent of Webster, directly or indirectly, (a) offer employment to any person who is or was at any time during the six months prior to such offer an employee, representative, officer or director of Webster or any of its subsidiaries or (b) induce, encourage or solicit any such person to accept employment with any company or entity with which the executive is then employed or otherwise affiliated. During such period, the executive is also prohibited from encouraging or inducing any employee, representative, officer or director of Webster or any of its subsidiaries to cease their relationship with the Corporation or any of its subsidiaries for any reason. In addition, each Non-Competition Agreement provides that while the executive is employed and for a period of one year after termination, he will not engage in activities that compete with Webster’s business, including, but not limited to, becoming an employee, officer, or director of any commercial bank, savings bank, savings and loan association, or mortgage banking company, or a holding company affiliate of any of the foregoing, which has an office out of which the executive officer would be primarily based, located within 35 miles of Webster Bank’s home office or which is an institution that has more than $1 billion of deposits in Connecticut.

     Under the Non-Competition Agreements, the executive is entitled to receive severance payments in the event their employment with Webster is terminated without “cause” (as defined therein). Unless the termination is for “cause”, the executive would be entitled (a) to receive a lump sum payment equal to the sum of (x) the executive officer’s then current annual base salary and (y) the amount of any bonuses paid pursuant to Webster’s and Webster Bank’s annual incentive compensation plan during the then current fiscal year multiplied by a fraction the numerator of which is the number of full months during the then current fiscal year in which the executive officer was employed and the denominator of which is 12, and (b) subject to certain limitations, to continue to be entitled to medical and dental coverage for the shorter of one year or until the executive officer accepts other employment on a substantially full time basis if earlier. The Non-Competition Agreements condition receipt of the foregoing severance payments and benefits upon the executive entering into a general release and waiver in favor of Webster. The foregoing severance benefits are generally consistent with the severance benefits for all executive officers.

Change of Control Agreements

     Under the change of control agreements, Webster and Messrs. Smith, Bromage, Healy, Savage and Brown, respectively, agreed that the employment of each executive officer would continue for a period of three years following the “Effective Date” under such agreements (the “Employment Period”). The “Effective Date” is generally the date on which a “change of control” (as defined below) of Webster occurs, except that, if the executive officer’s employment with Webster is terminated before a change of control at the request of a third party who is effecting a change of control or otherwise in connection with or in anticipation of a change of control, the Effective Date is the day before the date of such termination, provided, in either case, that the Effective Date occurs during the “change of control period” (defined for Messrs. Smith, Bromage and Brown as the two-year period ending on December 15, 2003, except that on December 15, 2002 and on each annual anniversary of such date, unless previously terminated, the change of control period will be extended automatically so as to terminate two years from such date, unless Webster has given the executive officer at least 60 days prior notice that the change of control period will not be so extended; for Mr. Healy as the two-year period ending on March 30, 2003, except that on March 30, 2002 and on each annual anniversary of such date, unless previously terminated, the change of control period will be extended automatically so as to terminate two years from such date, unless Webster has given the executive officer at least 60 days prior notice that the change of control period will not be so extended; and for Mr. Savage as the two-year period ending on April 24, 2004, except that on April 24, 2003 and on each annual anniversary of such date, unless previously terminated, the change of control period will be extended automatically so as to terminate two years from such date, unless Webster has given the executive officer at least 60 days prior notice that the change of control period will not be so extended).

     During the Employment Period, each executive officer will receive an annual base salary at a rate at least equal to 12 times his highest monthly base salary from Webster and its affiliated companies during the 12-month period before the Effective Date (including any salary that was earned but deferred). The base salary will be reviewed at least annually and will not be reduced from the amount then in effect. In addition, each executive officer shall be awarded for each fiscal year ending during the Employment Period an annual bonus in cash at least equal to his highest bonus under the Annual Incentive Plan or any comparable bonus under any predecessor or successor plan for the last three full fiscal years before the Effective Date. Each executive officer will be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of Webster and affiliated companies and the incentive, savings and retirement benefit opportunities afforded to the executive officer shall not be less favorable than those provided to him during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Each executive officer and his family also will be eligible to participate in and shall receive all welfare benefits (including medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance) applicable generally to other peer executives of Webster and affiliated companies and the welfare benefits provided to the executive officer shall not be less favorable than those provided to him during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Each executive officer will be entitled to prompt reimbursement of expenses and to fringe benefits during the Employment Period (including tax and financial planning services, payment of club dues and, if applicable, use of an automobile and payment of related expenses) in accordance with the most favorable policies in effect with respect to such matters for such executive officer during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Similar provisions will apply to the office, support staff and vacation time to be provided to the executive officers during the Employment Period.

     If the employment of the executive officer is terminated during the Employment Period by Webster without “cause” (as defined therein) and other than because of his “disability” (as defined therein) or by the executive officer with “good reason” (as defined therein), Webster will be required to pay the executive officer a lump sum cash amount equal to the sum of: (i) the sum of (a) his base salary through the termination date to the extent not previously paid, (b) a prorated bonus reflecting the number of days he was employed during the fiscal year based on the higher of the bonus required to be paid for such fiscal year under the agreement or the bonus paid or payable for the most recently completed fiscal year and (c) any previously deferred compensation and any accrued vacation pay; (ii) three times the sum of the executive officer’s base salary and bonus (based on the higher of the two amounts described in (i)(b) above); and (iii) the excess of (a) the actuarial equivalent of the benefit the executive officer would have been entitled to receive under the Pension Plan and the Supplemental Plan if his employment had continued for three years after the date of termination based on the compensation amounts that would have been required to be paid to him under the change of control agreement over (b) the actuarial equivalent of his actual benefit under the Pension Plan and the Supplemental Plan as of the termination date.

     In addition, Webster also will be required to: (i) continue benefits to the executive officer and his family at least equal to those that would have been provided to them under the change of control agreement if the executive officer’s employment had continued for at least three years after the termination date; (ii) provide outplacement services to the executive officer at its expense and (iii) pay or provide to the executive officer any other amounts or benefits to which he is entitled under any agreement or plan of Webster and its affiliated companies. If the executive officer would be subject to the excise tax imposed by Section 4999 of the Code (relating to excess parachute payments) on any payment or distribution by Webster or its affiliates to or for the benefit of the executive officer, Webster will pay to the executive officer a gross-up amount sufficient (after all taxes) to pay such excise tax (including interest and penalties with respect to any such taxes). However, if the payments and distributions do not exceed 110% of the maximum amount that could be paid to the executive officer such that no excise tax would be imposed, no gross-up payment will be made and the payments and distributions will be reduced to such maximum amount.

     For purposes of the change of control agreements, a “change of control” means: (1) the acquisition by any individual, entity or group (a “Person”) of beneficial ownership of 20% or more of either (i) the outstanding shares of the Common Stock of Webster or (ii) the combined voting power of the then outstanding voting securities of Webster entitled to vote generally in the election of directors (“Voting Securities”), except that any such acquisition (a) directly from Webster, (b) by Webster, (c) by any employee benefit plan or trust of Webster or any controlled corporation, or (d) pursuant to a transaction that complies with clauses (3)(i), (ii) and (iii) below will not constitute a change of control; (2) individuals who, as of December 15, 1997 (for Messrs. Smith, Bromage and Brown), as of March 30, 2001 (for Mr. Healy) and as of April 24, 2002 (for Mr. Savage) constituted the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, except that any individual becoming a director after such date whose election, or nomination for election by the shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors; or (3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Webster or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and Voting Securities immediately before the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (the “Resulting Common Stock”) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (the “Resulting Voting Securities”), as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Webster or all or substantially all of Webster’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately before the Business Combination, of the outstanding Common Stock and Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan or trust of Webster or the Resulting Corporation) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding Resulting Common Stock or the combined voting power of the Resulting Voting Securities, except to the extent that such ownership existed before the Business Combination and (iii) at least a majority of the members of the Board of Directors of the Resulting Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or (4) approval by the shareholders of Webster of a complete liquidation or dissolution of Webster.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors consists of five non-employee directors. The members of the Compensation Committee currently are Joel S. Becker (Chairman), O. Joseph Bizzozero, Jr., George T. Carpenter, John J. Crawford and Roger A. Gelfenbien. The Committee recommends to the non-employee members of the Board of Directors, which has ultimate responsibility over such matters, executive officer salaries, bonuses and certain other forms of compensation, including long-term incentive awards. The Compensation Committee has reviewed all components of the Chief Executive Officer’s and other executive officers’ compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, the dollar value to the executive and the cost to the company of all perquisites and other personal benefits, Pension Plan, 401(k) Plan, Employee Stock Ownership Plan, Employee Stock Purchase Plan, deferred compensation, the earnings and accumulated payout obligations under the company’s supplemental executive retirement plan and under several potential severance and change-in-control scenarios.

     Based on this review, the Committee finds the Chief Executive Officer’s and other executive officers’ total compensation in the aggregate to be reasonable and not excessive. All recommendations of the Compensation Committee regarding executive officer compensation for the 2004 fiscal year were approved by the non-employee members of the Board of Directors.

     It should be noted that when the Committee considers any component of the Chief Executive Officer’s and other executive officers’ total compensation, the aggregate amounts and mix of all the components, including accumulated option and restricted stock gains are taken into consideration in the Committee’s decisions.

     Set forth below is a report addressing Webster’s compensation policies for fiscal year 2004 as they affected Webster’s executive officers.

     Compensation Policies for Executive Officers. Webster’s executive compensation policies are designed to provide competitive levels of compensation, to assist Webster in attracting and retaining qualified executives and to encourage superior performance. For purposes of this report, executive officers include the Chief Executive Officer, Chief Operating Officer, and the five Executive Vice Presidents of the Corporation. In determining levels of executive officers’ overall compensation, the Compensation Committee considers the qualifications and experience of the persons concerned, the size of the institution and the complexity of its operations, the financial condition, including income, of the institution, the compensation paid to other persons employed by the institution and the compensation paid to persons having similar duties and responsibilities in comparable financial institutions. The Compensation Committee employs outside consultants and refers to published survey data in establishing compensation.

     Relationship of Performance to Executive Compensation. Compensation paid to Webster’s executive officers in 2004 consisted of the following components: base salary, bonuses, long-term incentives (awards of stock options and restricted stock) and participation in Webster employee benefit plans. While each of these components has a separate purpose and may have a different relative value to the total, a significant portion of the total compensation package is highly dependent on the financial success of Webster and shareholder return. Generally, base salaries for executive officers approximate the median of salaries paid for comparable positions at other financial institutions. Short-term and long-term incentive compensation plans are designed to provide significant compensation opportunities when Webster meets or exceeds its strategic and financial goals. The ultimate value of long-term incentive compensation such as stock options and restricted stock is dependent primarily on the performance of Webster’s common stock. Webster’s executive officers’ compensation is tied to Webster’s goals and their compensation may be higher or lower than average total compensation for similar positions at comparable financial institutions depending on whether or not Webster exceeds or falls short of its goals.

     For 2004, the Compensation Committee intended that total compensation for executive officers other than the Chief Executive Officer be at approximately the median, recognizing that

Webster has grown responsibly and has made significant progress in pursuit of its strategic and financial objectives.

     Base Salary. The Compensation Committee reviews executive base salaries annually in February. Base salary considers the internal value of the position and tracks with the external marketplace. In establishing the 2004 salary for each executive officer, the Compensation Committee considered the officer’s responsibilities, qualifications and experience, the size of the institution and the complexity of its operations, the financial condition of the institution (based on levels of income, asset quality and capital), and compensation paid to persons having similar duties and responsibilities in comparable financial institutions. Base salaries for executive officers, increased in 2004 due in large part to positive financial performance in 2003 and to the increased size and complexity of the institution.

     The base salaries for 2005 have been disclosed on a Form 8-K filed with the Securities and Exchange Commission on March 2, 2005.

     Annual Incentive Plan. The Incentive Plan for Webster was adopted by the Board of Directors on February 19, 2004 after a thorough review of incentive plans and performance metrics used by a large sample of regional and national banks conducted by William M. Mercer Inc. The Incentive Plan covers executive officers, other than the Chief Executive Officer, approved for participation in the Incentive Plan by the Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors for awards under the Incentive Plan.

     The Incentive Plan formula calls for the bonuses of executive officers to be determined on the basis of the following metrics: achievement of the corporate financial plan; an improvement in adjusted return on average equity compared to Peer Group; and, where applicable, the achievement of line of business financial plans. Target is achieved if Webster meets its annual financial plan and if the adjusted return on average equity improves relative to Webster’s Peer Group. In the case of executive officers that are line of business heads, a significant portion of the annual incentive opportunity is dependent on whether the line of business meets or exceeds its annual financial plan. The target bonuses are set relative to executive officers’ responsibilities with such target bonuses equal to 50% to 80% of the recipient’s base salary. Additional or lesser bonuses may be earned to the extent that performance exceeds or falls short of the target, through the application of a bonus multiplier which equals “1” when the target is met and which increases or decreases to the extent that performance exceeds or falls short of the target. Awards to the executive officers under the Incentive Plan are based 30% to 100% on corporate performance and 0% to 70% on line of business performance depending on the executive officer’s responsibilities. Awards for 2004 amounted to 85% of target for corporate performance, 100% of target for the commercial banking line of business performance, and a weighted average of 95% of target for all lines of business performance. The annual incentive awards have been disclosed on a Form 8-K filed with the Securities and Exchange Commission on March 2, 2005.

     Qualified Performance-Based Compensation Plan. The Qualified Performance-Based Compensation Plan (the “Plan”) was adopted by the Board of Directors effective January 1, 2003, and approved by shareholders at the 2003 annual meeting for a five-year term to expire at the 2008 Annual Meeting. The Plan is designed to further the growth and profitability of Webster by providing the Chief Executive Officer and other selected executive officers as may be determined by the Compensation Committee, with the opportunity to earn annual incentive compensation based on business, financial and strategic results, thereby enabling Webster to motivate key employees to achieve high profitability and strategic objectives for the Corporation. The Plan is intended to satisfy the requirements of Section 162(m) of the Code with respect to the deductibility of qualified performance-based compensation. The Chief Executive Officer was the only participant in the Plan for 2004, and his bonus was determined based on accomplishment against the designated performance objectives under the Plan, achievement against the corporate financial plan and a relative improvement in the adjusted return on average equity compared to Webster’s Peer Group.

     Long-Term Incentive Compensation. The Board of Directors endorses the position that stock ownership by management is beneficial in aligning management’s and shareholders’ interests in the enhancement of shareholder value. To that end, Webster has established formal stock ownership guidelines for all executive officers. Executive officers must own Webster stock, including restricted stock, with a value of three times their base salaries. The President, Chief Operating Officer must own Webster stock with a value of four times his base salary. The Chief Executive Officer must own Webster stock with a value of five times his base salary. As of December 31, 2004, the Chief Executive Officer and the President, Chief Operating Officer, have met these guidelines. Executive officers who do not meet the guidelines agree to hold all long-term incentives which include vested restricted stock and exercised stock options (net of taxes), until they achieve their respective ownership thresholds of Webster common stock.

     Webster uses stock options and restricted stock awards to provide long-term incentive compensation. The Compensation Committee makes recommendations to the non-employee members of the Board of Directors for awards under the Corporation’s 1992 Stock Option Plan. Long-term compensation, which emphasizes long-term results, is targeted at 50% to 125% (excluding the Chief Executive Officer) of the recipient’s base salary depending upon the executive officer’s responsibilities. For 2004, one-third of long-term compensation was paid in restricted stock and two-thirds was paid in stock options.

     The purpose of stock option awards is to provide an opportunity for the recipients to acquire or increase a proprietary interest in Webster, thereby creating a stronger incentive to expend maximum effort for the long-term growth and success of Webster and encouraging recipients to remain in the employ of Webster. Officers and other full-time employees of Webster and its subsidiaries are eligible for grants under the Corporation’s 1992 Stock Option Plan. Stock options are normally granted each year as a component of long-term compensation with the size of the grants generally tied to and weighted approximately equally based on an officer’s responsibility level, base salary and performance. The number of options held is not considered when determining the option awards for executive officers. All options have four-year incremental vesting requirements. During 2004, 73,393 stock options were granted to Webster’s executive officers other than the Chief Executive Officer.

     The purpose of Webster’s restricted stock awards is to attract and retain executive officers whose actions will have an impact on Webster’s long-term operating results and to motivate such executives by providing them with an immediate ownership stake in the business. Recipients are paid dividends on the shares and have voting rights. All restricted stock awards have vesting requirements that range from three years to five years. In addition to providing a direct relationship between shareholder value creation and the value of the benefit to the officer, restricted stock is a powerful retention device, as the shares are not conveyed to the executive until vesting restrictions have been satisfied. During 2004, 9,870 shares of restricted stock were awarded to executive officers other than the Chief Executive Officer, of which no shares related to the 2004 bonus awards, a part of which would have been paid in restricted stock rather than cash if a portion of the award had exceeded the target bonus payments.

     Other. In addition to the compensation paid to executive officers as described above, executive officers received, along with and on the same terms as other employees, certain benefits pursuant to the 401(k) Plan, the Employee Stock Purchase Plan, the Employee Stock Ownership Plan and the Pension Plan. In addition, executive officers received certain benefits under Webster’s nonqualified supplemental retirement plan.

     Chief Executive Officer Compensation. The Compensation Committee, in determining the compensation for the Chief Executive Officer, considers Webster’s size and complexity, financial condition and results and progress in meeting strategic objectives. The Chief Executive Officer’s base salary increased in 2004 due in large part to positive financial performance in 2003 and to the increased size and complexity of the institution. The Chief Executive Officer’s annual bonus was determined under the Qualified Performance-Based Compensation Plan, the material terms of which were approved by the Board of Directors and the shareholders at the 2004 annual meeting for a five-year term to expire at the 2008 Annual Meeting. The Committee determined that for 2004, in addition to attainment of the performance objectives under the Plan, it would base the Chief Executive Officer’s target bonus, which was set at 95% of base salary, primarily on achieving the corporate financial plan (80%) and achieving an improvement in the adjusted return on average equity against Webster’s Peer Group (20%). An additional performance factor of 10 points may be awarded or adjusted down based on performance achieved against annual strategic initiatives determined at the beginning of the year. The Chief Executive Officer’s annual bonus payment was $585,000 for 2004, which amounted to 85% of target bonus. The bonus was paid in cash.

     Regarding long-term incentive compensation, targeted at 160% of base salary in 2004, the Chief Executive Officer received an annual grant of 60,707 stock options and an award of 8,164 restricted shares, which were made in accordance with the Corporation’s 1992 Stock Option Plan.

     For 2004, the Compensation Committee intended that total compensation for the Chief Executive Officer be at approximately the median for comparable financial institutions based on their past practices, and relative to the results Webster achieved against its financial plan. The Committee also noted that Webster has grown responsibly and has made significant progress in pursuit of its strategic objectives.

     Internal Revenue Code Section 162(m). In 1993, the Code was amended to disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the Code), unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring Webster’s compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation. To further reinforce this objective, the Committee approved performance-based restricted shares in lieu of service-based restricted stock for the Chief Executive Officer so that all of the equity compensation may qualify as deductible compensation under 162(m). To the extent that previous grants of restricted stock would cause the Chief Executive Officer to exceed the $1 million limit, the Chief Executive Officer will defer receipt of the excess shares as long as he is employed by Webster.

Compensation Committee
Joel S. Becker (Chairman)
George T. Carpenter
John J. Crawford
Roger A. Gelfenbien
O. Joseph Bizzozero, Jr. (director of Webster Bank only)

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee are Joel S. Becker, John J. Crawford, George T. Carpenter, Roger A. Gelfenbien and O. Joseph Bizzozero, Jr. (director of Webster Bank only). No person who served as a member of the Compensation Committee during 2004 was a current or former officer or employee of Webster or any of its subsidiaries or, except as disclosed below, engaged in certain transactions with Webster required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during 2004, which generally means that no executive officer of Webster served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Webster.

     From time to time Webster Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. It is the belief of management that these loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectibility nor present other unfavorable features.

     George T. Carpenter, a director of Webster and Webster Bank, is the President and Treasurer of Carpenter Realty Co. (“Carpenter Realty”) and S. Carpenter Construction Co. (“Carpenter Construction”). During fiscal year 1998, Webster Bank entered into a 15 year lease for office space with Carpenter Realty and the annual rent for 2004 was $76,500. Webster Bank entered into a lease with Carpenter Realty effective March 1, 2000 for storage and work space and the annual rent for 2004 was $16,864.

Certain Relationships

     Gregory Jacobi, son of C. Michael Jacobi, a director of Webster and Webster Bank, is employed by Webster Bank as a VP-IT Senior Manager. During fiscal year 2004, Webster Bank paid Gregory Jacobi a base salary of $115,849 and a bonus of $11,585. During fiscal year 2004, Webster also granted to Gregory Jacobi options to purchase 1,500 shares of Webster common stock at an exercise price of $49.62 per share.

     For a description of loans made to Webster Bank’s directors, executive officers and related persons and entities, see “Compensation Committee Interlocks and Insider Participation.”

Audit Committee Report

     The Corporation’s Audit Committee currently has four members, Messrs. Jacobi (Chairman), Finkenzeller, Gelfenbien, and Morse. As of the date of the Proxy Statement, each of the Committee members is an “independent director” under the New York Stock Exchange rules. Each member of the committee also satisfies the Securities and Exchange Commission’s additional independence requirements for members of audit committees. The Audit Committee’s responsibilities are described in a written charter that was adopted by the Corporation’s Board of Directors. The Audit Committee’s charter is attached at to the end of this Proxy Statement.

     The Audit Committee has reviewed and discussed the Corporation’s audited financial statements for the fiscal year ended December 31, 2004 with Webster’s management. The Audit Committee has discussed with KPMG LLP, the Corporation’s independent auditors, the matters required to be discussed by SAS No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP the independence of KPMG LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to Webster’s Board of Directors that the Corporation’s audited financial statements for the year ended December 31, 2004 be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee
C. Michael Jacobi (Chairman)
Robert A. Finkenzeller
Roger A. Gelfenbien
Laurence C. Morse

COMPARATIVE COMPANY PERFORMANCE

     The following table sets forth comparative information regarding Webster’s cumulative shareholder return on its Common Stock over the last five fiscal years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) for the measurement period plus share price change for a period by the share price at the beginning of the measurement period. Webster’s cumulative shareholder return over a five-year period is based on an initial investment of $100 on December 31, 1999 and is compared to the cumulative total return of the Standard & Poor’s 500 Index (“S&P 500 Index”) and the SNL All Bank and Thrift Index.

Comparison of Five Year Cumulative Total Return Among
Webster, S&P 500 Index and SNL All Bank & Thrift Index

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Webster Financial Corporation	100.00	123.39	140.37	158.21	212.95	239.70
S&P 500	100.00	91.20	80.42	62.64	80.62	89.47
SNL All Bank & Thrift Index	100.00	120.80	122.59	115.19	156.16	174.88

Source: SNL Financial LC

STOCK OWNED BY MANAGEMENT

     The following table sets forth information as of February, 25, 2005 with respect to the amount of Webster Common Stock beneficially owned by each director of Webster, each nominee for election as a director, each of the named executive officers and by all directors and executive officers of Webster as a group.

	Number of Shares	Percent of
Name and Position(s)	and Nature of	Common Stock
with Webster	Beneficial Ownership (a)	Outstanding

Joel S. Becker
Director	46,747	*

William T. Bromage
President, Chief Operating Officer,
Director	294,269	*

Jeffrey N. Brown
Executive Vice President,
Marketing and Communications	54,541	*

George T. Carpenter
Director (and Director Nominee)	100,260	*

John J. Crawford
Director (and Director Nominee)	43,153	*

Robert A. Finkenzeller
Director	31,810	*

Roger A. Gelfenbien
Director	10,423	*

William J. Healy
Executive Vice President
and Chief Financial Officer	60,345	*

C. Michael Jacobi
Director (and Director Nominee)	39,719	*

Laurence C. Morse
Director	4,598	*

Joseph J. Savage
Executive Vice President,
Commercial Banking	28,544	*

James C. Smith
Chairman, Chief Executive Officer,
Director	1,261,431	2.31%

Robert F. Stoico
Director	178,282	*

	Number of Shares	Percent of
Name and Position(s)	and Nature of	Common Stock
with Webster	Beneficial Ownership (a)	Outstanding

All Directors and executive
officers as a group (15 persons)	2,202,754	4.08%

*	Less than 1% of Common Stock outstanding.

(a)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 25, 2005. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

The table includes shares owned by spouses, other immediate family members and others over which the persons named in the table possess shared voting and/or shared investment power as follows: Mr. Becker, 2,016 shares; Mr. Carpenter, 3,750 shares; Mr. Smith, 65,254 shares; and all directors and executive officers as a group, 344,727 shares. The table also includes the following: 1,304,229 shares subject to outstanding options which are exercisable within 60 days from February 25, 2005; 69,643 shares held in the 401(k) Plan by executive officers; 24,715 shares purchased by executive officers through the Employee Stock Purchase Plan that are held by American Stock Transfer & Trust Company; 90,212 shares of restricted stock that were not vested as of February 25, 2005; 24,715 shares held in the ESOP that have been allocated to the accounts of executive officers; and 1,737 shares of common stock underlying restricted stock for Mr. Smith that were deferred pursuant to the terms of the 1992 Stock Option Plan. All other shares included in the table are held by persons who exercise sole voting and sole investment power over such shares.

Outstanding options reflected in the table were held as follows: Mr. Becker, 22,200 shares; Mr. Bromage, 251,496 shares; Mr. Brown, 37,582 shares; Mr. Carpenter, 23,360 shares; Mr. Crawford, 25,334 shares; Mr. Finkenzeller, 22,000 shares; Mr. Gelfenbien, 8,000 shares; Mr. Healy, 41,635 shares; Mr. Jacobi, 24,000 shares; Mr. Morse, 4,000 shares; Mr. Savage, 18,187 shares; and Mr. Smith, 918,995 shares.

PRINCIPAL HOLDERS OF VOTING SECURITIES OF WEBSTER

     The following table sets forth information as of February 14, 2005 with respect to the beneficial ownership of Common Stock by any person or group as defined in Section 13(d)(3) of the Exchange Act who is known to the Company to be the beneficial owner of more than 5 percent of the Common Stock .

	Number of Shares; Nature of	Percent of Common
Name and Addresses of Beneficial Owners	Beneficial Ownership (1)	Stock Owned

Private Capital Management (“PCM”)
8889 Pelican Bay Blvd.
Naples, Florida 34108	4,520,302 (2)	8.5%

(1)	Based on information in the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act, unless otherwise indicated. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 14, 2005. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

(2)	Bruce S. Sherman is the Chief Executive Officer and Gregg J. Powers is President of PCM. PCM reports that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. PCM also reports that Messrs. Sherman and Powers exercise shared dispositive and shared voting power over 4,527,302 and 4,520,302 shares, respectively, held by PCM’s clients and managed by PCM. PCM also reports that Messrs. Sherman and Powers disclaim beneficial ownership of the shares held by PCM’s clients and disclaim the existence of a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Webster’s directors, certain officers and persons who own more than 10 percent of its Common Stock to file with the Securities and Exchange Commission initial reports of ownership of Webster’s equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Webster, the Corporation believes that during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to Webster’s directors, officers and more than 10% owners were complied with on a timely basis.

PROPOSED AMENDMENT TO 1992 STOCK OPTION PLAN

(Proposal 2)

     The Board of Directors believes that equity compensation awards are vital to attract, retain and motivate highly qualified directors, officers and other key employees, to enable them to acquire a larger personal financial interest in the Corporation through the acquisition and ownership of common stock, and to encourage them to identify with shareholders through stock ownership. To this end, the Board of Directors established, and the shareholders approved, the Webster Financial Corporation 1992 Stock Option Plan. The Plan was amended by the shareholders of the Corporation in 1994, 1996 and 1998 and was amended and restated in its entirety in April 2001 and again in January 2005. The Board of Directors is not seeking approval to increase the total number of shares authorized for issuance under the Plan.

Key Terms of the Plan

     The following is a summary of the key terms of the 1992 Stock Option Plan.

Plan Term	The Plan will terminate on March 20, 2013.

Administration	The 1992 Stock Option Plan is administered by the Compensation Committee, which consists of at least three independent directors, and all grants must be approved by the non-employee members of the Board of Directors.

Eligible Participants	As of January 31, 2005, there were approximately 2,875 full-time employees of the Corporation and its subsidiaries, 7 non-employee directors of the Corporation and 2 non-employee directors of Webster’s banking subsidiary (not also serving as directors of the Corporation) who were eligible to participate in the Plan.

Shares Authorized	6,661,000 since Plan inception, subject to adjustment to reflect stock splits and similar events.

Award Types	Stock options, stock appreciation rights (“SARs”), and restricted stock (collectively, “Incentive Awards”).

Service Requirement	All stock options and restricted stock awards granted from the 2.2 million additional shares approved by the shareholders at the 2003 annual meeting and all SARs awards have a minimum one-year service requirement.

Award Limits	Maximum number of shares that may be granted as options to any grantee in any calendar year is 500,000; maximum number of shares that may be awarded as restricted stock to any grantee in any calendar year is 100,000.

Prohibitions	•	Repricing of stock options and SARs is prohibited.

	•	No option or SAR may be granted below fair market value.

	•	No more than 10% (220,000 shares) of the 2.2 million additional shares approved at the 2003 annual meeting may be issued as restricted stock.

Proposed Amendment

     The Board of Directors has voted to amend the 1992 Stock Option Plan, subject to shareholder approval at the Annual Meeting, to impose a limit of 100,000 shares on the number of shares that may be granted to an eligible individual in a calendar year as restricted stock, in order that the Company may structure future awards of restricted stock so as to be exempt from the limitation on deductibility under section 162(m) of the Internal Revenue Code. See “Description of the Plan.” The Board of Directors is not seeking approval to increase the total number of shares authorized for issuance under the Plan.

     The Board of Directors believes it is advisable to have the ability under the Plan to make restricted stock awards that are treated as “performance-based” compensation under section 162(m) of the Internal Revenue Code, and this amendment makes this possible.

     The amendment to the 1992 Stock Option Plan is subject to shareholder approval at the Annual Meeting. By submitting the amendment for shareholder approval at the Annual Meeting, the Corporation intends to continue to comply with the plan requirements pertaining to options qualifying as “incentive stock options” for federal income tax purposes and to the deduction for such purposes of the full amount to which the Corporation is entitled with respect to options granted under the Plan (see “Federal Income Tax Consequences of the 1992 Stock Option Plan” below).

Description of the Plan

     A description of the provisions of the 1992 Stock Option Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 1992 Stock Option Plan, a copy of which is attached as Annex B to this Proxy Statement.

     Administration. The 1992 Stock Option Plan is administered by the Compensation Committee, which consists of at least three independent, outside directors appointed by the Board of Directors. The Compensation Committee makes recommendations to the non-employee members of the Board of Directors concerning the granting of Incentive Awards. The non-employee members of the Board of Directors make all final determinations concerning the employees of the Corporation and its subsidiaries to whom Incentive Awards will be granted.

     Eligibility. The 1992 Stock Option Plan provides for the grant of options that are intended to qualify as “incentive stock options” under Section 422 of the Code and the regulations promulgated thereunder, as well as nonqualifying options, restricted stock and SARs to eligible employees and directors of the Corporation and its subsidiaries.

     Common Stock Reserved for Issuance under the Plan. The stock that may be issued pursuant to Incentive Awards granted under the Plan shall be shares of Common Stock, par value $.01 per share, of the Corporation, which shares may be treasury shares or authorized but unissued shares. The number of shares of Common Stock that may be issued pursuant to Incentive Awards granted under the Plan shall not exceed in the aggregate 6,661,000 shares, which number of shares is subject to adjustment upon changes in capitalization. If any Incentive Award expires, terminates, or is terminated for any reason before exercise or vesting in full, the shares of stock that were subject to the unexercised, forfeited, expired or terminated portion of such Incentive Award shall be available for future grants of Incentive Awards under the Plan.

     Service Requirement. Options and restricted stock awards granted from the 2.2 million additional shares approved by the shareholders at the Corporation’s 2003 annual meeting and all SARs awards will have a minimum one year service requirement.

     Options. The option exercise price under the 1992 Stock Option Plan may not be less than the greater of par value or 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to a grantee beneficially owning more than 10% of the outstanding Common Stock). The maximum option term is 10 years (or five years in the case of an incentive stock option granted to a grantee beneficially owning more than 10% of the outstanding Common Stock). Options may be exercised at any time after grant, except as otherwise provided in the particular award agreement. The maximum number of shares that may be granted as options to any grantee under the 1992 Stock Option Plan in any calendar year is 500,000 shares, subject to adjustments for changes in capitalization. There is also a $100,000 limit on the value of stock (determined at the time of grant) covered by incentive stock options that first become exercisable by a grantee in any calendar year. No option may be granted after the expiration of the term of the 1992 Stock Option Plan, March 20, 2013. Options are non-transferable other than by reason of the death of the grantee, unless otherwise specified in the award agreement.

     Payment for shares purchased under the 1992 Stock Option Plan may be made either in cash or by exchanging shares of Common Stock of the Corporation with a fair market value equal to the total option exercise price and paying cash for any difference. Options may, if permitted by the particular award agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the grantee, provided that the broker tenders to the Corporation cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Corporation may be required to withhold in connection with the exercise of the option.

     No option granted under the 1992 Stock Option Plan may be amended or modified so as to reduce the option price of the option. In addition, no option can be cancelled nor can a new option with a lower option price be granted so that the effect would be the same as reducing the option price. No other action can be taken to reprice any option if such amendment, modification or other repricing would result in a charge against the earnings of the Corporation or any of its affiliates.

     Other Awards. The 1992 Stock Option Plan also provides for the grant of restricted stock and SARs. Restricted stock is shares of Common Stock subject to restrictions. The maximum number of shares that may be awarded as restricted stock to any grantee under the 1992 Stock Option Plan in any calendar year is 100,000 shares, subject to adjustments for changes in capitalization. In addition, of the 2.2 million shares approved by the shareholders at the Corporation’s 2003 annual meeting, no more than 220,000 shares may be actually issued as restricted stock awards. The Board shall account for which restricted stock awards were granted pursuant to such amendment in its sole and complete discretion.

     A SAR confers on the grantee to whom it is awarded the right to receive, upon exercise, the excess of (i) the fair market value of a share of stock on the date of exercise over (ii) the grant price as determined in good faith by the Board. The grant price of the SAR shall be no less than the fair market value of a share of common stock on the date of grant. Each SAR shall be settled in whole shares of common stock, with any fractional share of common stock that would result from exercise of the SAR eliminated entirely.

     Termination of Service or Employment. If an employee’s employment with the Corporation or its subsidiaries terminates by reason of death or permanent and total disability:

•	his or her options and SARs, whether or not then exercisable, may be exercised at any time subsequent to such termination of employment and, in the case of options, before the date the option would otherwise expire; and

•	restricted stock held by such grantee shall fully vest and the grantee shall be entitled to the shares of stock as specified in the grantee’s award agreement.

     If the employee’s employment terminates for any reason other than attaining normal retirement age (as defined in the Corporation’s pension plan), death or disability:

•	his or her options and SARs shall terminate three months after the date of such termination unless a different date is otherwise provided in the particular award agreement (but not later than the date the option would otherwise expire).

     If an employee’s employment with the Corporation or its subsidiaries terminates by reason of normal retirement (as defined in the Corporation’s pension plan):

•	his or her options and SARs, whether or not exercisable at the date of termination of employment or service due to normal retirement may be exercised at any time before the expiration of the ten year term of the option unless a different date is otherwise provided in the particular award agreement (but not later than the date the option would otherwise expire); and

•	restricted stock held by such grantee shall fully vest and the grantee shall be entitled to the shares of stock as specified in the grantee’s award agreement.

An option or SAR granted to a non-employee director will not terminate until the expiration of the ten year term of the option or SAR regardless of whether the non-employee director continues to serve as a director.

     Effect of Certain Corporate Transactions. An appropriate and proportionate adjustment will be made in the number and kinds of shares subject to the 1992 Stock Option Plan, and in the number, kinds, and per share exercise price or grant price of shares subject to the unexercised portion of options or outstanding SARs granted prior to any such change, if the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of the Corporation, by reason of:

•	merger,

•	consolidation,

•	reorganization,

•	recapitalization,

•	reclassification,

•	stock split-up,

•	combination of shares,

•	exchange of shares,

•	stock dividend or

•	other distribution payable in capital stock, or other increase or decrease in such shares without receipt of consideration by the Corporation.

Any such adjustment in an outstanding option or SAR, however, will be made without a change in the total price applicable to the unexercised portion of the option or outstanding SAR but with a corresponding adjustment in the per share option price or SAR grant price.

     The 1992 Stock Option Plan and the Incentive Awards issued thereunder will terminate under the following circumstances:

•	upon any dissolution or liquidation of the Corporation; or

•	upon a reorganization, merger or consolidation in which the Corporation is not the surviving corporation, or upon the sale of all or substantially all of the assets of the Corporation to another corporation; or

•	upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board of Directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of the Corporation, unless a provision is made in writing connection with such transaction:

•	for the continuation of the Plan; and/or

•	the assumption of the Incentive Awards; or

•	for the substitution for such Incentive Awards of new options or restricted stock, as applicable, covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and, in the case of options, the per share exercise price.

In the event of such termination, all restrictions on restricted stock shall lapse and the grantee shall become the owner outright of the stock and all outstanding options and SARs will be exercisable in full for 30 days immediately prior to the occurrence of such termination as the Board of Directors in its discretion will determine.

     Accelerated Vesting Upon Change Of Control. Notwithstanding whether Incentive Awards are assumed or continued in connection with a change in capitalization transaction described above or the Plan is terminated, Incentive Awards outstanding to eligible individuals who continue to render services to the Corporation or a Subsidiary immediately prior to a change of control shall become fully vested, and, in the case of options and SARs, exercisable, upon the change of control.

     Amendment and Termination of the Plan. The Board of Directors may, at any time and from time to time, amend, suspend or terminate the 1992 Stock Option Plan with respect to shares of the Common Stock as to which Incentive Awards have not been granted. However, the Corporation’s shareholders must approve any amendment to the 1992 Stock Option Plan that would:

•	materially change the requirements as to eligibility to receive Incentive Awards;

•	increase the maximum number of shares of stock in the aggregate for which Incentive Awards may be granted (except for adjustments upon changes in capitalization);

•	change the minimum option price or the minimum grant price for a SAR set forth under this Plan (except for adjustments upon changes in capitalization);

•	increase the maximum period during which options or SARs may be exercised;

•	extend the term of this Plan; or

•	materially increase the benefits accruing to eligible individuals under this Plan.

     Unless previously terminated, this Plan will terminate automatically at the end of its term, March 20, 2013. No termination, suspension or amendment of this Plan may, without the consent of the holder of the Incentive Award, adversely affect the rights or obligations under any Incentive Award granted under this Plan.

     Transferability of Incentive Awards. Stock options and SARs granted under the 1992 Stock Option Plan may not be sold, transferred, pledged, assigned or otherwise encumbered other than by will or under applicable laws of descent and distribution. However, the Corporation may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns. Shares of restricted stock granted under the 1992 Stock Option Plan may not be sold, transferred, pledged, assigned or otherwise encumbered until the grantee has satisfied all applicable performance objectives and service requirements (if any) imposed as a condition to the vesting of such shares and until the lapse or expiration of all other applicable restrictions and conditions imposed by the Board with respect to such shares.

Plan Benefits

     Because the grant of Incentive Awards pursuant to the 1992 Stock Option Plan will be within the discretion of the Compensation Committee and the independent members of the Board of Directors, it is not possible to determine the Incentive Awards that will be made to executive officers under the 1992 Stock Option Plan. Information regarding Incentive Awards made under the 1992 Stock Option Plan to the Corporation’s Chief Executive Officer and the other four most highly compensated executive officers in 2004 is provided on pages 13 and 15. In 2004, under the 1992 Stock Option Plan, options covering a total of 32,000 shares of common stock were granted to all non-employee Directors as a group, options covering 134,100 shares of common stock were granted to all current executive officers as a group, and options covering over 343,169 shares of common stock were granted to all employees, including all current officers who are not executive officers, as a group. In addition, in 2004, 3,899 shares of restricted stock were granted to all current Directors as a group, 18,034 shares of restricted stock were granted to all executive officers as a group, and 16,727 shares of restricted stock were granted to all employees, including all current officers who are not executive officers, as a group.

     As of February 25, 2005, options to purchase 3,337,873 shares of Common Stock (720,981 of which were incentive stock options and 2,616,892 of which were nonqualifying options) were outstanding under the 1992 Stock Option Plan. The option exercise price under the 1992 Stock Option Plan may not be less than the greater of par value or 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to a grantee beneficially owning more than 10% of the outstanding Common Stock).

Federal Income Tax Consequences of the 1992 Stock Option Plan

     Incentive Stock Options. The grant of an option is not a taxable event for the grantee or the Corporation. With respect to “incentive stock options,” a grantee will not recognize taxable income upon grant or exercise of an incentive option, and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option will be taxed as long term capital gain if the grantee holds the shares for at least two years after the date of grant and for one year after the date of exercise. However, the excess of the fair market value of the shares subject to an incentive option on the exercise date over the option exercise price will be included in the grantee’s alternative minimum taxable income in the year of exercise (except that, if the grantee is subject to certain securities law restrictions, the determination of the amount included in alternative minimum taxable income may be delayed, unless the grantee elects within 30 days following exercise to have income determined without regard to such restrictions) for purposes of the alternative minimum tax. This excess increases the grantee’s basis in the shares for purposes of the alternative minimum tax but not for purposes of the regular income tax. A grantee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options (e.g., for a year in which the shares are sold at a gain). The Corporation and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option, except as discussed below.

     For the exercise of an incentive option to qualify for the foregoing tax treatment, the grantee generally must be an employee of the Corporation or a subsidiary from the date the option is granted through a date within three months before the date of exercise. There is no difference in the treatment for one who terminates employment prior to or after attaining normal retirement age. In the case of a grantee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period for shares received pursuant to the exercise of the option are waived.

     If all of the requirements for incentive option treatment are met except for the special holding period rules set forth above, the grantee will recognize ordinary income upon the disposition of the shares in an amount equal to the excess of the fair market value of the shares at the time the option is exercised over the option exercise price. However, if the grantee is subject to certain restrictions under the securities laws at the time the option is exercised, the measurement date may be delayed, unless the grantee has made a special tax election within 30 days after the date of exercise to have taxable income determined without regard to such restrictions. The balance of the realized gain, if any, will be long or short term capital gain, depending upon whether or not the shares are sold more than one year after the option is exercised. If the grantee sells the shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the shares at the time the option is exercised (or other applicable measurement date), the amount of ordinary income (and the amount included in alternative minimum taxable income, if the sale occurs during the same year as the option was exercised) will be limited to the excess of the amount realized on the sale over the option exercise price. If the Corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to applicable limitations on the deduction of amounts becoming vested as a result of a change of control.

     If a grantee exercises an incentive option by tendering shares of Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the grantee acquired the shares being transferred pursuant to the exercise of an incentive option and has not satisfied the special holding period requirements summarized above). If the exercise is treated as a tax free exchange, the grantee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. These rules would not apply if the grantee used shares received pursuant to the exercise of an incentive option or another statutory option) as to which the grantee has not satisfied the applicable holding period requirement. In that case, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, with the result that the excess of the fair market value of the shares tendered over the grantee’s basis in the shares would be taxable.

     Non-qualified Options. Upon exercising a non-qualifying option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise (except that, if the grantee is subject to certain restrictions imposed by the securities laws, the measurement date may be delayed, unless the grantee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). If the Corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount, subject to applicable limitations on the deduction of amounts becoming vested as a result of a change of control. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualifying option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

     If the grantee surrenders shares of Common Stock in payment of part or all of the exercise price for non-qualifying options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive option) and the grantee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. However, the fair market value of any shares received in excess of the number of shares surrendered (i.e., the difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option) will be taxed as ordinary income.

     Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If the Corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Corporation will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

     Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 1992 Stock Option Plan. Upon exercising a SAR, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If the Corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Corporation will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Required Vote

     Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to approve the amendment to the 1992 Stock Option Plan.

     The Board of Directors recommends a vote FOR approval of the amendment to the 1992 Stock Option Plan. If not otherwise specified, proxies will be voted FOR approval.

Equity Compensation Plan Information

     The following table sets forth information regarding outstanding options and shares reserved for future issuance under the Corporation’s equity compensation plans as of December 31, 2004.

Number of
securities
remaining
	Number of			available for future
	Securities to be			issuance under
	issued upon		Weighted-average	equity
	exercise of		exercise price of	compensation
	outstanding		outstanding	plans (excluding
	options, warrants		options, warrants	securities reflected
Plan Category	and rights		and rights	in column(a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	3,337,873	(1)	$33.72	1,701,887	(2)
Equity compensation plans not approved by security holders	None		None	None
Total	3,337,873		$33.72	1,701,887

(1)	Excludes 45,725 options assumed in connection with merger and acquisition transactions.

(2)	Includes 1,648,404 shares available for grant under the 1992 Stock Option Plan and 53,483 shares available for grant under the 2001 Directors Retainer Fees Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Proposal 3)

     The Board of Directors has appointed the firm of KPMG LLP to continue as independent auditors for Webster for the year ending December 31, 2005, subject to ratification of the appointment by Webster’s shareholders. KPMG LLP was appointed as the independent auditors of Webster Bank in 1985, has performed audits for Webster Bank for the years ended December 31, 1983 through 2004, and has similarly performed audits for Webster for the years ended December 31, 1986 through 2004. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG LLP, independent certified public accountants, to audit the books and accounts of Webster for the year ending December 31, 2005. No determination has been made as to what action the Board of Directors would take if Webster’s shareholders do not ratify the appointment.

     Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of KPMG LLP as Webster’s independent auditors for the year ending December 31, 2005.

     Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The Board of Directors recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as Webster’s independent auditors for the year ending December 31, 2005.

Auditor Fee Information

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Corporation’s annual financial statements for the years ended December 31, 2004 and December 31, 2003 and fees billed for other services rendered by KPMG LLP during those periods.

	Fiscal 2004	Fiscal 2003
Audit Fees (1)	$1,482,800	$687,100
Audit Related Fees (2)	384,142	204,569
Tax Fees (3)	160,750	18,805
All Other Fees	0	0

Total	$2,027,692	$910,474

(1) Audit Fees consist of fees billed for professional services rendered for the audit of the Corporation’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. Audit Fees also include activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act.

(2) Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to employee benefit plan audits and financial due diligence services in connection with acquisitions.

(3) Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include mergers and acquisitions tax compliance.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

     Consistent with Securities and Exchange Commission requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. As authorized by that statute, the Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve up to $100,000 in audit and permissible non-audit services. Any decisions by the Chairman of the Audit Committee under this delegated authority will be reported at the next meeting of the Audit Committee. Management is required to report, on a quarterly basis, to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

     The pre-approval policy was implemented effective as of January 26, 2004. All engagements of the independent auditor to perform any audit services and non-audit services since that date have been pre-approved by the Audit Committee in accordance with the pre-approval policy. The policy has not been waived in any instance. All engagements of the independent auditor to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance with its normal functions, and none of those engagements made use of the de minimus exception to pre-approval contained in the Commission’s rules.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR INCLUSION IN PROXY STATEMENT

     Any proposal which a Webster shareholder wishes to have included in Webster’s proxy statement and form of proxy relating to Webster’s 2006 annual meeting of shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by Webster’s Secretary at Webster Plaza, Waterbury, Connecticut 06702 by November 11, 2005. Nothing in this paragraph shall be deemed to require Webster to include in its proxy statement and form of proxy for the meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any other proposal for consideration by shareholders at Webster’s 2006 annual meeting of shareholders must be delivered to, or mailed to and received by, the Secretary of Webster not less that 30 days nor more than 90 days prior to the date of the meeting if Webster gives at least 45 days’ notice or prior public disclosure of the meeting date to shareholders.

OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote the proxy in accordance with the determination of a majority of the Board of Directors.

By order of the Board of Directors

James C. Smith Chairman and Chief Executive Officer
Waterbury, Connecticut
March 11, 2005

ANNEX A

Audit Committee Charter

STATEMENT OF POLICY

The Audit Committee for Webster Financial Corporation (the “Corporation”), which is composed solely of directors who are independent of management and free from any relationship that would interfere with the exercise of independent judgment, serves as the Audit Committee of the Corporation, and its subsidiaries, including Webster Bank, National Association (the “Bank”), and its subsidiaries.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders, potential shareholders, and investment community by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; compliance by the Corporation with legal and regulatory requirements and the Corporation’s auditing, accounting and financial reporting processes generally, and the independent accountant’s qualifications and independence. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Corporation’s independent accountants and internal auditing department.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement. The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.

Composition

The Audit Committee shall comprise no fewer than three directors as determined by the Board of Directors of the Corporation, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. The members of the Audit Committee shall meet the independence, experience and expertise requirements of the New York Stock Exchange, Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In addition, the Corporation, its Board of Directors, and the Audit Committee shall comply with all applicable laws, rules, regulations and guidelines, including, without limitation, those contained in 12 USC Sec. 1831m, Part 363 of the rules and regulations of the Federal Deposit Insurance Corporation, which establish criteria for an independent audit committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least two members of the Audit Committee shall have accounting or related financial management and banking expertise. Committee members may enhance their familiarity with finance, accounting and risk management by participating in educational programs conducted by the Corporation’s General Auditor, members of management, or an outside consultant.

The members of the Audit Committee, and its Chair, shall be elected by the Board of Directors of the Corporation at its annual organizational meeting, may be removed and replaced by the Board of Directors, and shall serve until their successors are duly elected and qualified.

Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. In order to foster open communication, the Audit Committee should meet at its discretion with the Corporation’s General Auditor, management (including the Chief Financial Officer), and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

Practices

In carrying out its responsibilities, the Audit Committee will adopt practices which will enable the Committee to best react to changing conditions and to ensure that the corporate accounting and reporting practices, the system of internal controls, and the fiduciary activities conducted are in accordance with all requirements and are of the highest quality.

In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

•	One or more officers or employees of the Corporation whom the Committee member reasonably believes to be reliable and competent in the matters presented;

•	Counsel, independent auditors or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

•	Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

The Audit Committee shall:

     Audit Administration

1.	Hold regular meetings as may be necessary, and special meetings as may be called by the Chair of the Audit Committee or at the request of the independent accountants or the Corporation’s General Auditor.

2.	Consult with management for input regarding the Audit Committee’s responsibilities, but may not delegate these responsibilities.

3.	Form and delegate authority to subcommittees when appropriate.

4.	On an annual basis, receive from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Corporation, consistent with Independence Standards Board Standard 1, discuss with the independent accountants the independent accountants’ independence, actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact objectivity and independence of the independent accountants, and take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent accountants.

5.	Review the experience and qualifications of the senior members of the independent accountant’s team.

6.	Obtain and review a report from the independent accountants, at least annually, describing (a) the independent accountant’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the independent accountant, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the independent accountant, and any steps taken to deal with any such issues, and (c) to assess the independent accountant’s independence, all relationships between the independent accountant and the Corporation.

7.	On an annual basis, review and approve the Audit Committee’s Independent Accountants Retention Guidelines. The Guidelines shall comply with all applicable laws, rules, regulations and guidelines, and shall set clear hiring policies for employees or former employees of the independent accountants. A copy of the Independent Accountant Retention Guidelines is attached hereto as Appendix A.

8.	Review and pre-approve all audit engagement fees and terms and any non-audit engagements (to the extent permitted under applicable law) with the independent accountants. On an annual basis, the Audit Committee shall review and approve the Pre-Approval Policy, a copy of which is attached hereto as Appendix B.

9.	Review the qualifications and the quality control procedures of the independent accountants. Evaluate the performance of the independent accountants and make recommendations to the Board of Directors regarding the selection, appointment, replacement or termination of the independent accountants. The independent accountants shall be ultimately accountable to the Board of Directors and the Audit Committee, as representatives of shareholders.

10.	Confer with the independent accountants and the internal auditors concerning the scope of their audits of the Corporation, the Bank and its subsidiaries, and review and approve the independent accountants’ annual engagement letter.

11.	Review activities, organizational structure, and qualifications of the internal audit department and oversee the appointment and replacement of the Corporation’s General Auditor.

12.	Review with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements, compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

13.	Obtain from the independent accountants assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

14.	Retain independent counsel, independent accountants, or others where appropriate, without seeking Board approval, for any matters related to the discharge of the duties and responsibilities assigned to the Audit Committee. As determined by the Audit Committee, the Corporation shall provide appropriate funding for payment of compensation to any such advisors.

15.	Review and reassess the adequacy of the Audit Committee Charter and the Audit Committee’s own performance annually, and recommend any proposed changes to the Board of Directors for approval.

16.	Report through its Chair to the Board of Directors at the Board’s next regularly scheduled meeting following the meeting of the Audit Committee matters reviewed by the Audit Committee.

17.	Discuss with the independent accountants, Statement on Auditing Standards No. 61 matters. In particular:

(a)	The adoption of, or changes to, the Corporation’s significant auditing and accounting principles and practices as suggested by the independent accountant, internal auditors, or management.

(b)	Any “management” or “internal control” letter issued, or proposed to be issued, by the independent accountant and the Corporation’s response thereto.

(c)	Any difficulties encountered in the course of the audit work, including any restrictions on the independent accountant’s scope of activities or access to requested information, and any significant disagreements with management.

18.	Make a recommendation to the Board of Directors as to whether the financial statements should be included in the Corporation’s Annual Report on Form 10-K.

19.	Approve the report of Audit Committee to be included in the Corporation’s Proxy Statement for its Annual Meeting of Shareholders.

20.	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

21.	Review with the full Board any issues that arise with respect to the quality and integrity of the Corporation’s financial statements.

     System of Internal Control

1.	Review and approve annual audit plans; direct the internal auditors or the independent accountants to specific matters or areas deemed by the Audit Committee to be of special significance; and authorize the performance of supplemental reviews or audits, as the Audit Committee may deem desirable.

2.	Review and discuss with management and the independent accountants the Corporation’s audited annual financial statements and the independent accountants’ opinion rendered with respect to such financial statements. This review shall include the nature and extent of any significant changes in accounting principles or initiatives, off-balance sheet structures (if any), management’s discussion and analysis and accounting estimates, and disagreements with management.

3.	Review with financial management and the independent accountants the Corporation’s annual and quarterly financial reports and disclosures, including the Corporation’s disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

4.	Review with management and the independent accountants the effect of regulatory and accounting initiatives as well as off-balance sheet structures (if any) of the Corporation’s financial statements.

5.	Review with management the Corporation’s earnings press releases, including the use of “pro forma” or non-GAAP financial measures, as well as financial information and earnings guidance provided to analysts and rating agencies.

6.	Review with the Chief Risk Officer, the General Auditor, and the independent accountants the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposure. The Audit Committee shall meet at least annually with the Chief Risk Officer to review the Corporation’s Enterprise Risk Management process.

7.	Review the adequacy of the systems of internal controls by obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures of the Corporation and its subsidiaries and reviewing the correction of controls deemed to be deficient.

8.	Meet at least quarterly with the chief financial officer, the Corporation’s General Auditor and the independent accountants in separate executive sessions, in order to ensure that independent, direct communication between the Boards of Directors, chief financial officer, the Corporation’s General Auditor and independent accountants is provided.

9.	Review the significant reports to management prepared by the internal auditing function and management’s responses thereto.

10.	Discuss with the independent accountants the Corporation’s internal audit function and any recommended changes in the planned scope of the internal audit.

11.	Review with the full Board any issues that arise with respect to the performance of the internal audit function.

Compliance Oversight Responsibilities

1.	Oversee the Corporation’s policies on business ethics and conduct.

2.	Obtain reports from management, the General Auditor, and the independent accountant, that address conformity with applicable legal and regulatory requirements and the Corporation’s Code of Business Conduct and Ethics by the Corporation and its subsidiaries. Review reports and disclosures of insider and affiliated party transactions. Review with the full Board any issues that arise with respect to the Corporation’s compliance with legal and regulatory requirements and with the Corporation’s Code of Business Conduct and Ethics.

3.	Review regulatory examination findings. Discuss with management, the General Auditor, and the independent accountants, any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Corporation’s financial statements or accounting policies.

4.	Discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements, and with the Corporation’s Chief Compliance Officer legal matters that may have an impact on the Corporation’s compliance policies.

5.	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters.

6.	Establish procedures for the confidential, anonymous submission by employees of the Corporation or any subsidiary of concerns regarding questionable accounting or auditing matters.

Loan Review Activities

1.	On an annual basis, review and approve the Loan Review Policy and Procedures.

2.	Review activities, organizational structure, and qualifications of the Independent Loan Review Department.

3.	Receive written reports from the Loan Review Manager on control deficiencies and the correction of same.

4.	On an annual basis, review management’s methodology and conclusions regarding the adequacy of the allowance for loan losses.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountant.

Adopted by the Board of Directors as of January 31, 2005.

APPENDIX A

Audit Committee

Independent Accountant Retention Guidelines

Selection of Independent Accountants (a “Registered Public Accounting Firm”)

1.	On an annual basis review the performance, qualifications and experience of the Independent Accountants and recommend to the Board the appointment or discharge of the Independent Accountants.

2.	On an annual basis, to assess the Independent Accountant’s independence, the Audit Committee shall review all relationships between the Independent Accountants and Webster.

3.	On an annual basis review whether the Independent Accountants meet the independence requirements of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange. This review shall include: obtain and review a report by the Independent Accountants describing the Independent Accountant’s internal quality-control procedures; any material issues raised by the most recent internal quality control review, or peer review of the Independent Accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Independent Accountants, and any steps taken to deal with such issues.

4.	On an annual basis, the Audit Committee shall review the engagement of the Independent Accountants to ensure the rotation of the lead (or coordinating) audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.

5.	On no less frequently than a 5-year cycle, the Audit Committee shall consider whether it is appropriate or desirable to solicit from qualified accounting firms, formal proposals that include the scope, qualifications, and fees for performing the annual audit.

Performance of Non-Audit Services

1.	The Independent Accountants shall not perform any prohibited non-audit services as set forth in Section 201(a) of Title II of the Sarbanes-Oxley Act (Section 10A(g) of the Securities and Exchange Act of 1934).

2.	The Independent Accountants shall not perform internal audit work.

3.	The Independent Accountants shall not perform internal control related IT consulting.

4.	Without the prior approval of the Audit Committee, non-audit services performed by the Independent Accountants within the year shall not exceed 100 percent of total annual audit fees.

5.	All audit and non-audit services to be performed by the Independent Accountants shall be approved in advance in accordance with the Audit Committee’s Pre-Approval Policy.

Employment of Independent Accountant Employees

Employment of Independent Accountant personnel by Webster Financial Corporation or any of its direct or indirect subsidiaries shall be permitted in accordance with the following guidelines which shall be monitored by Webster’s Human Resources:

Management

1.	Management, which includes managers, senior managers, principals, and partners, that has performed audit or non-audit services at Webster in the last two years may not be hired without prior Audit Committee approval.

2.	Management who has not performed audit or non-audit services at Webster within the last two years may be hired without Audit Committee approval. A report of the hiring shall be made to the Committee at its next regularly scheduled meeting.

Staff

3.	Staff members may be hired without Audit Committee approval. A report of the hiring shall be made to the committee at the next regular scheduled meeting.

APPENDIX B

Audit Committee

Pre-Approval Policy

I.	Statement of Principles

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent accountant in order to assure that the provision of such services does not impair the accountant’s independence. Unless a type of service to be provided by the independent accountant has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

The appendices to this Policy describe the audit, permissible non-audit and tax services that have the pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

II.	Delegation

The Audit Committee may delegate pre-approval authority to one or more of its members. By this Policy, the Audit Committee delegates specific pre-approval authority to its Chair, provided that the estimated fee for any such proposed pre-approved service does not exceed $100,000. The Chair shall report any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

III.	Audit and Non-Audit Services

The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters as may be recommended by the Chief Financial Officer, Controller or independent accountant.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services as well as permissible non-audit services that would not impair the independence of the independent accountant. The Audit Committee has pre-approved the audit and permissible non-audit services listed in Exhibit A; provided, however, that specific engagements for such audit and non-audit services shall be approved and authorized by any one of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, and the Chief Financial Officer of the Corporation. All other audit and permissible non-audit services not listed in Exhibit A, or which have not been previously approved in connection with the independent accountant’s engagement letter for the applicable year, must be separately pre-approved by the Audit Committee.

The independent accountant shall not perform any prohibited non-audit services as set forth in Section 201(a) of Title II of the Sarbanes-Oxley Act (Section 10A(g) of the Securities and Exchange Act of 1934). In addition, the independent accountant shall not perform internal audit work or internal control related IT consulting.

IV.	Tax Services

The Audit Committee believes that the independent accountant can provide tax services such as tax compliance, tax planning and tax advice without impairing the independent accountant’s independence. However, the Audit Committee will not permit the retention of the independent accountant in connection with a transaction initially recommended by the independent accountant, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee has pre-approved the tax services listed in Exhibit B. All tax services not listed in Exhibit B, or which have not been previously approved in connection with the independent accountant’s engagement letter for the applicable year, must be separately pre-approved by the Audit Committee.

V.	Pre-Approved Fee Amounts

Maximum fee amounts for pre-approved services to be provided by the independent accountant will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

VI.	Procedures

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent accountant and the Chief Financial Officer or Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

VII.	Additional Matters

On a quarterly basis, the Audit Committee shall review a summary of fees paid year-to-date for all audit fees and engagements for audit, audit related, tax and other services, regardless of the fee amount. In addition, on a quarterly basis, management shall submit to the Audit Committee a report of each audit, audit-related, non-audit, tax and other engagement entered into in the quarter with the independent accountant, and the fee for such engagement(s).

Exhibit A

Pre-Approved Audit and Permissible Non-Audit Services for Fiscal Year 2005

The Audit Committee has pre-approved the engagement of the independent accountant to provide the following audit and permissible non-audit services for fiscal year 2005 at a cost not to exceed $50,000 per engagement; provided, however, that specific engagements for such non-audit services shall be approved and authorized by any one of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, and the Chief Financial Officer of the Corporation:

1.	Consultation on Financial Accounting and Reporting Issues and Standards. This pre-approved service covers advice and consultation from the independent accountants on accounting for specific transactions, the notification of and application of new accounting principles or pronouncements, and consulting with the independent accountants about specific reporting and disclosure items.

2.	M & A Diligence. This pre-approved service covers the performance by the independent accountants of agreed upon procedures with respect to potential target businesses as requested by the Corporation. This includes conducting preliminary diligence to explore potential acquisitions or divestitures.

3.	Securities and Exchange Commission filings. This pre-approved service covers the review of SEC filings including filing of registration statements under the Securities Act of 1933 and periodic reports under the Exchange Act of 1934 Act filings for compliance with application rules and regulations and the provisions of consents for such filings and reports where required.

4.	Employee Benefit Plans. This pre-approved service covers the performance of audits of employee benefit plans.

5.	Internal Control reviews. This pre-approved service covers assistance provided by the independent accountant in connection with documenting internal control policies and procedures over financial reporting.

6.	Specific Acquisitions. This pre-approved service covers accounting consultations and audits in connection with specific acquisitions.

7.	Internal investigations. This pre-approved service authorizes the independent accountants to perform internal investigations or fact-finding services as requested.

8.	Comfort Letters. This pre-approved service covers comfort letters in connection with specific transactions.

Exhibit B

Pre-Approved Tax Services For Fiscal Year 2005

The Audit Committee has pre-approved the engagement of the independent accountant to provide the following tax services for fiscal year 2005 at a cost not to exceed $50,000 per engagement:

1.	Preparation and/or review of quarterly or annual tax returns.

2.	Review of the Corporation’s federal consolidated tax return and all related schedules and disclosure statements.

3.	Review and advice on tax compliance issues.

4.	Tax planning and advice, including assistance with tax audit and appeals, tax advice related to mergers and acquisitions, review of employee benefit plans and requests for rulings or technical advice from taxing authorities; provided however, that the services of the independent accountant as an advocate for the Corporation before a tax court, district court or federal court of claims is specifically prohibited, as is the retention of the independent accountant in a transaction initially recommended by the independent accountant, the sole purpose of which may tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

5.	Review of tax positions for purposes of audit services.

6.	Consultation on tax compliance.

ANNEX B

WEBSTER FINANCIAL CORPORATION

1992 STOCK OPTION PLAN

(as amended and restated effective January 31, 2005)

     Webster Financial Corporation (the “Corporation”) sets forth herein the terms of this 1992 Stock Option Plan (the “Plan”) as follows:

1.	PURPOSE.

     The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries, and will encourage such eligible individuals to remain in the employ or service of the Corporation or that of one or more of its subsidiaries. To this end, the Plan provides for the grant of stock options (“Options”), stock appreciation rights (“SARs”) and restricted Stock to eligible individuals. Options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein. Grants of Options, SARs and restricted Stock under the Plan are referred to collectively as “Incentive Awards.” The agreements setting out the terms of such grants are referred to collectively as “Award Agreements.” An Award Agreement may, from time to time, be issued as a grant notice (“Grant Notice”).

2.	ADMINISTRATION.

     (a) Board. The Plan shall be administered by the Board of Directors of the Corporation (the “Board”), which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Incentive Award granted or Award Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Incentive Award granted or Award Agreement entered into hereunder. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or by unanimous consent of the Board executed in writing in accordance with the Corporation’s Certificate of Incorporation and By-Laws, and with applicable law. The interpretation and construction by the Board of any provision of the Plan or of any Incentive Award granted or Award Agreement entered into hereunder shall be final and conclusive.

     (b) Committee. The Board may from time to time appoint a committee to administer the Plan (the “Committee”) consisting of two or more members of the Board who qualify in all respects as “non-employee directors” as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the “Exchange Act”) and “outside directors” for purposes of Section 162(m) of the Code. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2(a) above, as the Board shall determine, consistent with the Certificate of

Incorporation and By-Laws of the Corporation and applicable law. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Corporation’s Certificate of Incorporation and By-Laws, and with applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     (c) No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted or Award Agreement entered into hereunder.

     (d) Delegation to the Committee. In the event that the Plan or any Incentive Award granted or Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 2(b) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

3.	STOCK.

     The stock that may be issued pursuant to Incentive Awards granted under the Plan shall be shares of Common Stock, par value $.01 per share, of the Corporation (the “Stock”), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Incentive Awards granted under the Plan shall not exceed in the aggregate 6,661,000 shares, which number of shares is subject to adjustment as hereinafter provided in Section 17 below. Of the aggregate shares, 2,200,000 resulted from an increase to the prior share pool, which was approved by the shareholder of the Corporation at the Corporation’s 2003 annual meeting. If any Incentive Award expires, terminates, or is terminated for any reason before exercise or vesting in full, the shares of Stock that were subject to the unexercised, forfeited, expired or terminated portion of such Incentive Award shall be available for future grants of Incentive Awards under the Plan.

4.	ELIGIBILITY.

     (a) Employees and Subsidiary Directors. Incentive Awards may be granted under the Plan to any full-time employee of the Corporation or any Subsidiary (including any such employee who is an officer or director of the Corporation or any Subsidiary) or to any directors of a Subsidiary who are not officers or employees of the Corporation or any Subsidiary (“Subsidiary Directors”) as the Board shall determine and designate from time to time before expiration or termination of the Plan. (An eligible individual who receives an Incentive Award under the Plan shall be referred to as a “Grantee.”) The maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan to any officer or other employee of the Corporation or any Subsidiary in any calendar year is 500,000 shares (subject to adjustment as provided in Section 17 hereof). The maximum number of shares of Stock that can be awarded under the Plan as restricted Stock to any officer or other employee of the Corporation or any Subsidiary in any calendar year is 100,000 shares (subject to adjustment as provided in Section 17 hereof).

     (b) Non-Employee Directors. Effective April 26, 2001, directors of the Corporation who are not officers or other salaried employees of the Corporation or any Subsidiary thereof (“Non-Employee Directors”) shall be eligible to become a Grantee under the Plan.

     An individual may hold more than one Incentive Award, subject to such restrictions as are provided herein.

5.	EFFECTIVE DATE AND TERM OF THE PLAN.

     (a) Effective Date. The Plan was effective as of March 23, 1992. The Plan was restated effective April 26, 2001. The Plan now is amended and restated effective January 31, 2005, and shall be applicable to Incentive Awards granted on or after that date.

     (b) Term. The Plan shall terminate on March 20, 2013.

6.	GRANT OF OPTIONS AND SHARES OF RESTRICTED STOCK.

     (a) Options. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary to qualify such Options as incentive stock options (“Incentive Stock Options) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the corresponding provision of any subsequently enacted tax statute (the “Code”). The date on which the Board approves the grant of an Option shall be considered the date on which such Option is granted. No Option may be exercisable after the date of grant prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee, and, provided, further, that this service requirement applies solely with respect to options granted by reason of the 2,200,000 increase in shares of Stock referenced in Section 3. The Board shall account for which Options were granted from the increased shares in its sole and complete discretion.

     (b) Restricted Stock Awards. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee shares of restricted Stock, subject to (i) payment by the Grantee of not less than the par value of such stock and (ii) the attainment of such performance objectives, if any, and the completion of such service requirements, if any, as the Board shall determine and specify as a condition to making such grant. No restricted Stock award may be issued prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee, and, provided, further, that this service requirement applies solely with respect to restricted Stock awards granted by reason of the 2,200,000 increase in shares of Stock referenced in Section 3. The Board shall account for which restricted Stock awards were granted from the increased shares in its sole and complete discretion.

     Each grant of restricted Stock shall be effected by the execution of an Award Agreement setting out the terms and conditions applicable thereto and by the issuance of shares of restricted Stock. Any applicable performance objectives shall be established in writing by the Board before the ninetieth day of the year in which the grant of restricted Stock is made and while the outcome is substantially uncertain. Performance objectives shall be based on one or more of the following criteria: the Corporation’s Stock price, income, operating profit, assets and liabilities, stockholders equity, market share, operating revenue, operating expenses, financial ratings by outside agencies, earnings per share or return on assets, equity or investments. Performance objectives may include positive results, maintaining the status quo or limiting economic losses. Upon attainment of the specified performance objectives and vesting requirements (or, to the extent specified by the Board, partial attainment of such objectives and requirements), the Grantee shall be entitled to shares of Stock specified in the grant (or the portion of such shares earned by partial attainment of the objectives and requirements, as applicable) free of restrictions, except as set out in Section 15. Upon the failure of the Grantee to pay the price specified for the shares within the time set by the Board at the time of the grant or upon the expiration of the specified period for attaining performance objectives without such objectives having been achieved or upon termination of the Grantee’s employment without the Grantee having satisfied the service requirement specified at the time of grant, except as shall otherwise have been specified in the Award Agreement at the time of grant or in an amendment thereto, the shares of restricted Stock (or appropriate portion thereof) shall be forfeited and shall again be available for regrant under the terms of the Plan. The Board may require that the certificates evidencing the grant of shares of restricted Stock hereunder be held by an officer of the Corporation until such restrictions have expired. The Board may also cause a legend to be placed on such certificates making appropriate reference to the restrictions to which the shares are subject. Unless the Board otherwise provides in an Award Agreement, Grantees of restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such restricted Stock. All distributions, if any, received by a Grantee with respect to restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original grant.

     Of the increase in Incentive Awards by 2,200,000 shares of Stock referenced in Section 3, no more than 220,000 shares therefore may be actually issued as restricted Stock awards. The Board shall account for which restricted Stock awards were granted pursuant to such amendment in its sole and complete discretion.

     (c) Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan award to a Grantee a SAR. A SAR shall confer on the Grantee to whom it is awarded the right to receive, upon exercise, the excess of (i) the fair market value of a share of Stock on the date of exercise (determined in good faith by the Board), over (ii) the grant price. Each grant of a SAR shall be effected by execution of an Award Agreement setting out the terms and conditions applicable thereto. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be no less than the fair market value of a share of Stock on the date of grant. The date on which the Board approves the award of a SAR shall be considered the date of grant. No SAR may be exercisable after the date of grant prior to the completion of a minimum of one year of service for the Corporation from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. Each SAR shall be settled in whole shares of Stock, with any fractional share of Stock that would result from exercise of the SAR eliminated entirely.

     (d) Deferral. The Board may establish rules and procedures setting forth the circumstances under which distribution or the receipt of Stock and other amounts payable with respect to an Incentive Award shall be deferred either automatically or at the election of the Grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Board) or dividends or deemed dividends on such deferrals.

7.	LIMITATION ON INCENTIVE STOCK OPTIONS.

     An Option shall constitute an Incentive Stock Option only (i) if the Option is awarded to an eligible individual who is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any calendar year (under the Plan and all other plans of the Grantee’s employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.	AWARD AGREEMENTS.

     All Incentive Awards granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an award of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such options shall be deemed non-qualified stock options. To the extent an Award Agreement for an Option or SAR is issued in the form of a Grant Notice which omits the specific terms governing the Option or SAR, the standard provisions set forth in this Plan shall apply. In particular, under any such Grant Notice, the terms set forth in Sections 10, 11, 12, and 13, respectively, shall apply to (i) the term and exercisability of the Option or SAR; (ii) the transferability of the Option or SAR; (iii) the effect of termination of service or employment; or (iv) the rights in the event of death, disability or termination of employment on or after attainment of the normal retirement age as defined in the Corporation’s pension plan (“Normal Retirement”).

9.	OPTION PRICE.

     The purchase price of each share of the Stock subject to an Option (the “Option Price”) shall be fixed by the Board and stated in each Award Agreement, and shall be not less than the greater of par value or 100 percent of the fair market value of a share of the Stock on the date the Option is granted (as determined in good faith by the Board); provided, however, that in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110 percent of the fair market value of a share of Stock at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the Nasdaq National Market, or otherwise is publicly traded in an established securities market, in determining the fair market value of the Stock, the Board shall use the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or , if no sale of the Stock has been made on such day, on the next preceding day on which any such sale shall have been made.

     No Option granted under the Plan shall be amended or modified so as to reduce the Option Price of such Option and no other action shall be taken to reprice any Option if such amendment, modification or other repricing would result in a charge against the earning of the Corporation or any of its affiliates.

10.	TERM AND EXERCISE OF OPTIONS AND SARS.

     (a) Term. Subject to Sections 12 and 13 below, each Option or SAR granted under the Plan shall terminate and all rights to acquire shares thereunder shall cease upon the expiration of 10 years from the date such Option or SAR is granted, or on such earlier date as explicitly stated in the Award Agreement; provided, however, that in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Grantee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

     (b) Exercisability Period and Limitations on Exercise. Each Option or SAR shall vest and become exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option or SAR, as the Board shall determine and set forth in the Award Agreement relating to such Option or SAR; provided, however, that to the extent the Option or SAR is awarded pursuant to a Grant Notice, the Option or SAR shall then vest in equal annual installments ratable on each vesting date stated in the Grant Notice or, if the Grant Notice provides for cliff vesting, on the last day of the vesting period, subject to the continued service of the Grantee on each vesting date or, in the case of cliff vesting, the vesting date, such that, except as provided otherwise in Section 12 or Section 17, any portion of an Option or SAR not yet vested or exercisable as of the date the Grantee ceases to provide continuous services to the Corporation or a Subsidiary, shall be forfeited and shall not in the future become exercisable. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option or SAR may not be exercised in whole or in part for any period or periods of time during which such Option or SAR is outstanding; provided, however, that any such limitation on the exercise of an Option or SAR may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option or SAR, so as to accelerate the time at which the Option or SAR may be exercised. Each Option or SAR granted to Non-Employee Directors or Subsidiary Directors shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on the date of grant and ending on the expiration or termination of the Option or SAR as set forth in the Award Agreement.

     (c) Method of Option Exercise. An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office, addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 above) on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). Unless the Award Agreement provides otherwise, payment in full of the Option Price need not accompany the written notice of exercise provided the notice of exercise directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. If the person exercising the Option is not the Grantee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 17 below, no adjustment shall be made for dividends or other rights for which the record date is before the date of such issuance.

11.	TRANSFERABILITY OF INCENTIVE AWARDS.

     (a) Restricted Stock. No shares of restricted Stock shall be sold, transferred, assigned, pledged or otherwise encumbered until the Grantee has satisfied all applicable performance objectives, if any, and service requirements (if any) imposed as a condition to the vesting of such shares and until the lapse or expiration of all other applicable restrictions and conditions imposed by the Board with respect to such shares.

     (b) SARs. During the lifetime of a Grantee to whom a SAR is granted, only such Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise such SAR. No SAR shall be sold, transferred, assigned, pledged or otherwise encumbered by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

     (c) Options. During the lifetime of a Grantee to whom an Incentive Stock Option is granted, only such Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise such Incentive Stock Option. No Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and provided the Award Agreement sets forth this provision explicitly, the Board, subject to the terms and conditions of the Plan, may in its sole discretion permit a Grantee to transfer not for value all or part of an Option that is not intended to constitute an Incentive Stock Option to a Family member or a Family Trust, provided that the transferee shall enter into a written agreement to be bound by the terms of the Plan and the Award Agreement and any subsequent transfer of the Option or shares of Stock shall be subject to the transfer restrictions set out in the Plan. A transfer to an entity in which more than 50% of the voting interests are owned by Family members (or the Grantee) in exchange for an interest in that entity, shall be considered to be “not for value” for this purpose. For this purpose, “Family” means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Grantee, including adoptive relationships, or any person sharing the Grantee’s household (other than a tenant or employee) and “Family Trust” means a trust in which members of the Grantee’s Family have more than 50% of the beneficial interest, a foundation in which members of the Grantee’s Family (or the Grantee) control the management of assets, and any other entity in which a member of the Grantee’s Family (or the Grantee) owns more than 50% of the voting interests.

12.	TERMINATION OF SERVICE OR EMPLOYMENT.

     (a) Employees. With respect to an Option or SAR, upon the termination of the employment or service of the Grantee (other than a Subsidiary Director or Non-Employee Director) with the Corporation or a Subsidiary, other than by reason of the death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or after the Grantee’s attainment of Normal Retirement, any Option or SAR granted pursuant to the Plan shall terminate three months after the date of such termination of employment or service, unless earlier terminated pursuant to Section 10(a) above, and such Grantee shall have no further right to purchase shares of Stock pursuant to such Option or to settle the SAR; provided, however, in the event the Corporation or Subsidiary, as applicable, terminates the Grantee’s employment without “cause,” and this termination occurs prior to full vesting and exercisability of the Option or SAR, the portion of the Grantee’s Option or SAR considered vested and exercisable shall be determined by multiplying the number of shares of Stock subject to the Option or SAR by a fraction, the numerator of which is the number of full calendar months during which the Grantee was employed by the Company or a Subsidiary and the denominator of which is the number of months of service required to achieve full vesting and exercisability. For purposes of this Section 12(a), cause shall mean termination because of the Grantee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of any employment agreement between the Grantee and the Corporation or any Subsidiary. Furthermore, in the event of a Grantee’s death during the period following the Grantee’s termination of employment or service under this Section 12(a), the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time subsequent to such Grantee’s death and before termination of the Option as provided in Section 10(a) above, to exercise any Option held by such Grantee at the date of such Grantee’s death, subject to any installment limitation on exercise imposed pursuant to Section 10(b) above or above in Section 12(a), as applicable. With respect to an award of restricted Stock, upon the termination of the employment or service of a Grantee with the Corporation or a Subsidiary other than by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or after the Grantee’s attainment of Normal Retirement, any restricted Stock issued to such Grantee that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Board, in its discretion, determines otherwise. Upon forfeiture of restricted Stock, the Grantee shall have no further rights with respect to such Stock, including but not limited to any right to vote restricted Stock or any right to receive dividends with respect to such shares of restricted Stock. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or service for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment or service with the Corporation or a Subsidiary shall not be deemed to occur if immediately thereafter the Grantee is employed with the Corporation or any Subsidiary or is serving as a Subsidiary Director or Non-Employee Director.

     (b) Non-Employee Directors and Subsidiary Directors. Any Option or SAR granted to a Non-Employee Director or Subsidiary Director shall not terminate until the expiration of the term of the Option or SAR regardless of whether the Non-Employee Director or Subsidiary Director continues to serve as a director of the Corporation, unless earlier terminated pursuant to Section 10(a) above; provided, however, that the Board may provide, by inclusion of appropriate language in an Award Agreement, that a Grantee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of termination of service of the Grantee with the Corporation as a Non-Employee Director or Subsidiary Director, exercise an Option or SAR, in whole or in part, within a specified period of time subsequent to such termination of service and before termination of the Option or SAR as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above.

13.	RIGHTS IN THE EVENT OF DEATH, DISABILITY OR RETIREMENT.

     (a) Death of an Employee. If a Grantee (other than a Non-Employee Director or Subsidiary Director) dies while employed by the Corporation or a Subsidiary, the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time subsequent to such Grantee’s death and before termination of the Option as provided in Section 10(a) above, to exercise any Option or SAR held by such Grantee at the date of such Grantee’s death, without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. If a Grantee dies while employed by the Corporation or a Subsidiary, except as provided in the applicable Award Agreement, all shares of restricted Stock granted to such Grantee shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate.

     (b) Disability of an Employee. If a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, then such Grantee shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time subsequent to such termination of employment or service and before termination of the Option or SAR as provided in Section 10(a) above, to exercise, in whole or in part, any such Option or SAR held by such Grantee at the date of such termination of employment or service, without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. If a Grantee terminates employment or service with the Corporation or a Subsidiary by reason of “permanent and total disability” (as defined above), except as provided in the applicable Award Agreement, all shares of restricted Stock granted to such Grantee shall fully vest upon such termination of employment. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

     (c) Death or Disability of a Non-Employee Director or Subsidiary Director. Any Option or SAR granted to a Non-Employee Director or Subsidiary Director shall not terminate until the expiration of the term of the Option or SAR regardless of whether the Non-Employee Director or Subsidiary Director continues to serve as a director of the Corporation or Subsidiary, unless earlier terminated pursuant to Section 10(a) above; provided, however, that the Board may provide, by inclusion of appropriate language in an Award Agreement, that a Grantee (or, in the event of the death of the Grantee, the executors or administrators or legatees or distributees of such Grantee’s estate) may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of termination of service of the Grantee with the Corporation as a Non-Employee Director or Subsidiary Director because of death or disability, exercise an Option or SAR, in whole or in part, within a specified period of time subsequent to such termination of service and before termination of the Option or SAR as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above.

     (d) Normal Retirement of an Employee. If a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of Normal Retirement of such Grantee, then such Grantee shall have the right, at any time after such termination of employment or service and before termination of the Option or SAR as provided in Section 10(a) above, to exercise, in whole or in part, any Option or SAR held by such Grantee at the date of such termination of employment or service, without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. In addition, if a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of Normal Retirement of such Grantee, then the restrictions on such Grantee’s restricted Stock shall lapse and the Grantee shall be entitled to the shares of Stock as specified in the Grantee’s Award Agreement.

14.	USE OF PROCEEDS.

     The proceeds received by the Corporation from the sale of Stock pursuant to Incentive Awards granted under the Plan shall constitute general funds of the Corporation.

15.	REQUIREMENTS OF LAW.

     The Corporation shall not be required to sell or issue any shares of Stock under any Incentive Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Incentive Award or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933 as now in effect or as hereafter amended (the “Securities Act”), upon exercise of any Option or SAR, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option or SAR, the Corporation shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the holder of such Option or SAR may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive.

16.	AMENDMENT AND TERMINATION OF THE PLAN.

     The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Incentive Awards have not been granted; provided, however, that no amendment by the Board shall, without approval by a majority of the votes cast at a duly held meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, (a) materially change the requirements as to eligibility to receive Incentive Awards; (b) increase the maximum number of shares of Stock in the aggregate that may be sold or otherwise awarded pursuant to Incentive Awards granted under the Plan (except as permitted under Section 17 hereof); (c) change the minimum Option Price set forth in Section 9 hereof or the minimum grant price for a SAR set forth in Section 6(b) hereof (except as permitted under Section 17 hereof); (d) increase the maximum period during which Options or SARs may be exercised; (e) extend the term of the Plan; or (f) materially increase the benefits accruing to eligible individuals under the Plan. Except as permitted under Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Incentive Award, impair rights or obligations under any Incentive Award theretofore granted under the Plan.

17.	EFFECT OF CHANGES IN CAPITALIZATION.

     (a) Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Incentive Awards may be granted under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options or SARs are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price or grant price payable with respect to shares subject to the unexercised portion of the Option or SAR outstanding, but shall include a corresponding proportionate adjustment in the Option Price or grant price per share.

     (b) Reorganization in Which the Corporation Is the Surviving Corporation. Subject to Subsection (c) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger, or consolidation of the Corporation with one or more other corporations, any Incentive Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Incentive Award would have been entitled immediately following such reorganization, merger, or consolidation, and, in the case of an Option or SAR, with a corresponding proportionate adjustment of the Option Price or grant price per share so that the aggregate Option Price or grant price thereafter shall be the same as the aggregate Option Price or grant price of the shares remaining subject to the Option immediately before such reorganization, merger, or consolidation.

     (c) Reorganization in Which the Corporation Is Not the Surviving Corporation or Sale of Assets or Stock. Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board which results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Incentive Awards outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Incentive Awards theretofore granted, or for the substitution for such Incentive Awards of new options, stock appreciation rights or restricted Stock, as applicable, covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and, in the case of Options and SARs, exercise or grant prices, in which event the Plan and Incentive Awards theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, all restrictions on restricted

Stock shall lapse and the Grantee shall become the owner outright of the Stock and each individual holding an Option or SAR shall have the right, for 30 days immediately prior to the occurrence of such termination, to exercise such Option in whole or in part, without regard to any limitation on exercise imposed pursuant to Section 10(b) above, unless otherwise explicitly provided in the Award Agreement. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options or SARs not later than the time at which the Corporation gives notice thereof to its shareholders.

     (d) Change of Control Accelerated Vesting. With the exception of any officer who declines to execute the amendment to the Change of Control Employment Agreement approved by the Board on January 31, 2005, and except as may otherwise be explicitly provided in an Award Agreement, even if Incentive Awards are assumed or continued in connection with such transaction, Incentive Awards outstanding to eligible individuals who continue to render services to the Corporation or a Subsidiary immediately prior to a Change of Control shall become fully vested, and, in the case of Options or SARs, exercisable, upon the Change of Control.

     (e) Adjustments. Adjustments under this Section 17 related to stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     (f) No Limitations on Corporation. The grant of an Incentive Award pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

18.	CHANGE OF CONTROL DEFINED.

     (a) General Rule. For the purpose of this Plan, a “Change of Control” shall mean the occurrence of any one of the events described in Sections 18(b) through 18(e) below.

     (b) Stock Acquisition. A Change of Control shall occur upon the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any company controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (d) of this Section 18.

     (c) Board Change. A Change of Control shall occur when individuals who, as of January 31, 2005, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (d) Certain Other Business Transactions. A Change of Control shall occur upon consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

     (e) Liquidation or Dissolution. A Change of Control shall occur upon approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

19.	DISCLAIMER OF RIGHTS.

     No provision in the Plan or in any Incentive Award granted or Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Corporation or any Subsidiary, or to interfere in any way with the right and authority of the Corporation or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary.

20.	NONEXCLUSIVITY OF THE PLAN.

     Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

21.	WITHHOLDING TAXES.

     The Corporation or any Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Incentive Awards or with respect to the exercise of Options or SARs. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Corporation or such Subsidiary, as the case may be, any amount that the Corporation or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Corporation or any Subsidiary, as the case may be, which may be withheld in the sole discretion thereof, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Corporation or such Subsidiary to withhold shares of Stock otherwise deliverable under a restricted Stock award or a SAR or by withholding from the Stock to be issued upon the exercise of an Option or (ii) by delivering to the Corporation or such Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have a fair market value equal to the withholding obligations. The fair market value of the shares of Stock used to satisfy the withholding obligation shall be determined by the Corporation or any Subsidiary as of the date that the amount of tax to be withheld is determined.

*    *    *

ANNUAL MEETING OF SHAREHOLDERS OF

WEBSTER FINANCIAL CORPORATION

April 21, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect three directors to serve for three-year terms (Proposal 1) .

NOMINEES:
☐	FOR ALL NOMINEES	¡ George T. Carpenter
¡ John J. Crawford
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ C. Michael Jacobi

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To amend Webster’s 1992 Stock Option Plan (Proposal 2).	☐	☐	☐

3.	To ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent auditors of Webster for the fiscal year ending December 31, 2005 (Proposal 3).	☐	☐	☐

4.
The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of Webster’s Board of Directors.

Signature of Shareholder

Date:

Signature of Shareholder

Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

REVOCABLE PROXY

WEBSTER FINANCIAL CORPORATION

Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Webster Financial Corporation (“Webster” or the “Corporation”) hereby appoints Joel S. Becker, Robert A. Finkenzeller and Laurence C. Morse, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders (the “Annual Meeting”) to be held at 4:00 p.m., local time, on Thursday, April 21, 2005, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut, and at any adjournments of the meeting, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

     This proxy will be voted as directed by the undersigned shareholder. Unless contrary direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1; FOR the amendment to Webster’s 1992 Stock Option Plan (Proposal 2); FOR the ratification of Webster’s appointment of KPMG LLP as independent auditors (Proposal 3); and in accordance with the determination of a majority of the Board of Directors as to any other matters. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Senior Vice President, Investor Relations of the Corporation, by re-voting by telephone or on the Internet, or by attending the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

(Continued and to be dated and signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

WEBSTER FINANCIAL CORPORATION

April 21, 2005

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -
TELEPHONE – Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 8:00 AM Eastern Time on the meeting date.

â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect three directors to serve for three-year terms (Proposal 1) .

NOMINEES:
☐	FOR ALL NOMINEES	¡ George T. Carpenter
¡ John J. Crawford
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ C. Michael Jacobi

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To amend Webster’s 1992 Stock Option Plan (Proposal 2).	☐	☐	☐

3.	To ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent auditors of Webster for the fiscal year ending December 31, 2005 (Proposal 3).	☐	☐	☐

4.
The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of Webster’s Board of Directors.

Signature of Shareholder

Date:

Signature of Shareholder

Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.